UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

VOYAGER OIL & GAS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VOYAGER OIL & GAS, INC.
d/b/a Emerald Oil, Inc.
1600 Broadway, Suite 1040
Denver, Colorado 80202
Ph: (303) 323-0008

September 26, 2012

Dear Shareholder:

We are pleased to invite you to attend the Special Meeting of Shareholders of Voyager Oil & Gas, Inc. to be held on October 22, 2012, at our offices located at 1600 Broadway, Suite 1040, Denver, Colorado 80202, commencing at 10 a.m. Mountain time.

At the Special Meeting, we will ask you to consider and (i) approve an amendment to our Articles of Incorporation to effect a name change to Emerald Oil, Inc., (ii) approve an amendment to our Articles of Incorporation to effect a 1-for-7 reverse stock split of our common stock, (iii) approve an amendment to our Articles of Incorporation to increase the aggregate number of authorized shares of common stock available for issuance to 500,000,000, (iv) approve an amendment to our 2011 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan to 24,500,000, (v) adjourn or postpone the Special Meeting to a later date, if necessary or appropriate in the view of the Board of Directors, to solicit additional proxies in favor of the proposals if there are insufficient proxies at the time of such adjournment or postponement and (vi) transact such other business that may properly come before the Special Meeting or any adjournment or postponement thereof. The formal notice of the Special Meeting and proxy statement follows this letter. Enclosed with this proxy statement you will also find your proxy card and a return envelope.

I hope to see you at the Special Meeting.

Voyager Oil & Gas, Inc.
d/b/a Emerald Oil, Inc.

/s/ Mike Krzus

Mike Krzus
Chief Executive Officer

VOYAGER OIL & GAS, INC.
d/b/a Emerald Oil, Inc.
1600 Broadway, Suite 1040
Denver, Colorado 80202
Ph: (303) 323-0008

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 22, 2012

To our Shareholders:

A Special Meeting of the Shareholders (the “Special Meeting”) of Voyager Oil & Gas, Inc. (the “Company”) will be held on October 22, 2012, at our offices located at 1600 Broadway, Suite 1040, Denver, Colorado 80202, commencing at 10 a.m., Mountain time. The purposes of the Special Meeting is to vote on the following:

(1)	a proposal to approve an amendment to our Articles of Incorporation to effect a name change to Emerald Oil, Inc.;
(2)	a proposal to approve an amendment to our Articles of Incorporation to effect a 1-for-7 reverse stock split of our common stock;
(3)	a proposal to approve an amendment to our Articles of Incorporation to increase the aggregate number of authorized shares of common stock available for issuance to 500,000,000;
(4)	a proposal to approve an amendment to our 2011 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan to 24,500,000;
(5)	a proposal to adjourn or postpone the Special Meeting to a later date, if necessary or appropriate in the view of the Board of Directors, to solicit additional proxies in favor of the proposals if there are insufficient proxies at the time of such adjournment or postponement; and
(6)	such other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

Your vote is important. You are cordially invited to attend the Special Meeting. Even if you do not plan to attend the Special Meeting, we urge you to sign, date and return the proxy at once in the enclosed envelope, vote on the website or vote by telephone. The prompt return of proxies will save the Company the expense to further requests for proxies.

By Order of the Board of Directors

/s/ J.R. Reger

James Russell (J.R.) Reger
Secretary
Denver, Colorado
September 26, 2012

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders
to be held on October 22, 2012: The proxy statement and form of proxy card are available on the
Investor section of the Company’s website at http://www.emeraldoil.com.

i

VOYAGER OIL & GAS, INC.
d/b/a Emerald Oil, Inc.
1600 Broadway, Suite 1040
Denver, Colorado 80202
Ph: (303) 323-0008

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 22, 2012

PROXY STATEMENT

INTRODUCTION

Your proxy is solicited by the Board of Directors (the “Board”) of Voyager Oil & Gas, Inc., a Montana corporation and doing business under the assumed business name Emerald Oil, Inc. (the “Company,” “Voyager,” “Emerald,” “us,” “we” or “our”), for a Special Meeting of Shareholders to be held on October 22, 2012, at the location and for the purposes set forth in the Notice of Special Meeting of Shareholders, and at any adjournment or postponement thereof. The Company expects that this proxy statement, the related proxy and Notice of Special Meeting of Shareholders will first be mailed to shareholders on or about October 1, 2012.

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of the common stock, will be borne by the Company. Directors, officers and other employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

You may vote your shares of common stock by internet, by telephone or by mail by following the instructions on the enclosed proxy, or you may vote your shares of common stock in person by attending the Special Meeting. If your shares of common stock are held in “street name,” you must instruct your broker, bank or other holder of record of your shares of common stock in order to vote. Any shareholder giving a proxy may revoke it at any time prior to its use at the Special Meeting by giving written notice of such revocation to the Secretary of the Company or by attending and voting at the Special Meeting. Proxies not revoked will be voted in accordance with the choice specified by the shareholder submitting the proxy by means of the ballot provided on the proxy for that purpose. Proxies that are signed but lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Special Meeting of Shareholders.

If your shares of common stock are held in “street name” and you do not provide voting instructions to your broker, bank or other holder of record holding shares of common stock for you, your shares of common stock will not be voted with respect to any proposal for which the holder of record does not have discretionary authority to vote. The NYSE MKT LLC Company Guide (the “Exchange Guide”) determines whether proposals presented at shareholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your broker, bank or other holder of record is permitted under the Exchange Guide to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your broker, bank or other holder of record is not permitted under the Exchange Guide to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares of common stock for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

Under the Exchange Guide, the proposal to approve an amendment to our Articles of Incorporation to increase the aggregate number of authorized shares of common stock for issuance to 500,000,000 and the proposal to approve an amendment to our 2011 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan to 24,500,000 are non-discretionary proposals. If you are a beneficial owner and you do not provide voting instructions to your bank, broker or other holder of record holding shares of common stock for you, your shares of common stock will not be voted with respect to such proposals. Without your voting instructions on such proposals, a broker non-vote will occur with respect to your shares of common stock. Shares of common stock subject to broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of such proposal; however, such shares of common stock will be considered present at the Special Meeting for purposes of determining the existence of a quorum. Accordingly, it is important that beneficial owners instruct their bank, broker or other holder of record how they wish to vote their shares of common stock.

OUTSTANDING SHARES AND VOTING RIGHTS

Our Board has fixed September 26, 2012 as the record date for determining shareholders entitled to vote at the Special Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Special Meeting. At the close of business on September 24, 2012, 69,978,637 shares of the common stock were issued and outstanding. The common stock is the only outstanding class of capital stock of the Company entitled to vote at the Special Meeting. Each share of common stock is entitled to one vote on each proposal to be voted upon at the Special Meeting. If a quorum exists, action on each proposal is approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

PROPOSALS TO BE VOTED UPON

PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO CHANGE THE COMPANY’S NAME TO EMERALD OIL, INC.

Purpose of Name Change

Our Board has unanimously adopted and is submitting for shareholder approval an amendment to our Articles of Incorporation to change the Company’s name to Emerald Oil, Inc. (the “Name Change”). Approval of the Name Change will grant the Board the authority, without further action by the shareholders, to carry out the amendment to the Articles of Incorporation after the date shareholder approval for the amendment is obtained. On July 26, 2012, we acquired all of the issued and outstanding equity interests of Emerald Oil, Inc. in exchange for the issuance of 19.9% of our common stock then outstanding and the retention of approximately $20.2 million of Emerald Oil, Inc.’s obligations. The acquisition resulted in us gaining additional acreage in the Williston Basin in North Dakota and Montana and in the Sandwash Basin in Northwest Colorado and Southwest Wyoming and provided for additional potential drilling locations as we continue our conversion from a non-operator to an operator. As part of the acquisition, we combined our two management teams and elected to do business under the assumed business name Emerald Oil, Inc. Changing our name to Emerald Oil, Inc. will facilitate our creation of a new identity as an operator of oil and gas assets rather than a non-operator. We have done business under the assumed name since September 4, 2012.

Procedure for Effecting a Name Change

If this proposal is approved by our shareholders, our Board will cause the Name Change to be implemented by filing an amendment to our Articles of Incorporation with the Montana Secretary of State. The Name Change will become effective on the date that it is filed. Shareholders will be notified of the effective date by the filing of a Current Report on Form 8-K with the Securities and Exchange Commission. At the effective time, all newly issued stock certificates representing shares of common stock will be evidenced by the name Emerald Oil, Inc. Current holders of certificates representing shares of common stock will not be required to exchange stock certificates for new stock certificates bearing the name Emerald Oil, Inc. All stock certificates issued prior to the effective date will continue to be recognized by the Company and the transfer agent.

Annex Relating to the Name Change

The text of the form of the articles of amendment relating to this proposal, which we would file with the Secretary of State of Montana to effect the Name Change, is attached to this proxy statement as Annex A.

Required Vote and Recommendation

Provided a quorum of at least a majority of the issued and outstanding shares of common stock is present (in person or by proxy), this proposal will be approved if the votes cast favoring the proposal exceeds the votes cast opposing the proposal. Abstentions will not be counted as having been voted on the proposal and will not have an affect on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO EMERALD OIL, INC.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO EFFECT A 1-FOR-7 REVERSE STOCK SPLIT

General

Our Board has unanimously adopted and is submitting for shareholder approval an amendment to our Articles of Incorporation to effect a 1-for-7 reverse stock split (the “Reverse Stock Split”). Approval of the Reverse Stock Split will grant the Board the authority, without further action by the shareholders, to carry out the amendment to the Articles of Incorporation after the date shareholder approval for the amendment is obtained. Upon such action of the Board, as a result of the Reverse Stock Split, each share of common stock outstanding at the effective time of the reverse split, will, without any action on the part of the holder thereof, become one-seventh of a share of our common stock.

The amendment to the Articles of Incorporation to effect the Reverse Stock Split will not change the terms of our common stock. After the Reverse Stock Split, the par value of our common stock will remain unchanged at $0.001 per share, and shares of common stock will have the same voting rights and will be identical in all other respects to the common stock now authorized. The amendment, without regard to the other proposals set forth in this proxy statement, would not change the number of authorized shares of common stock so it would have the effect of increasing the number of shares of common stock that the Board has the authority to issue. Each shareholder’s percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares. The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, we will continue to have the same number of shareholders, and we will still be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Certain of the Company’s officers and directors have an interest in the Reverse Stock Split as a result of their ownership of shares of common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Potential Advantages of the Reverse Stock Split

Our common stock trades on the NYSE MKT LLC (the “Exchange”), which we believe helps support and maintain stock liquidity and company recognition for our shareholders. Companies listed on the Exchange, however, are subject to various continued listing standards imposed by the Exchange. One of these standards is that the common stock does not trade at a low price per share for a substantial period of time. A company risks being delisted and removed from the Exchange if the common stock trades at a low price per share for a substantial period of time.

Our common stock has traded within a range of $1.97 to $.78 since May 29, 2012, and thus our Board believes it is in the best interest of the shareholders of the Company to effectuate the Reverse Stock Split. Effecting the Reverse Stock Split would reduce our total shares of common stock outstanding, which we believe will increase the price per share of our common stock. However, the effect of the Reverse Stock Split on the market value of our common stock cannot be predicted with any certainty, and there can be no assurance that the market price per post-Reverse Stock Split share will trade at a high price. The Reverse Stock Split itself does not affect our market value, and the market price of our common stock may also be based on other factors that are unrelated to the number of shares outstanding, including our future performance.

As an example, if the Reverse Stock Split had been effectuated on September 24, 2012, based on a closing price of $.80 on such day, the following could likely have occurred:

	Shares Outstanding	Price Per Share	Market Value
Before Giving Effect to Reverse Stock Split	69,978,637	$.80	$55,982,910
After Giving Effect to Reverse Stock Split	9,996,948	$5.60	$55,982,910

We believe that having our common stock delisted from the Exchange would be undesirable for our shareholders and potentially detrimental to our business. If our common stock is delisted from the Exchange, it would likely be quoted on the OTC Bulletin Board or “pink sheets”. We believe that these alternative markets have significantly lower trading volume and are much less efficient than the Exchange. As a result, investors may find it more difficult to trade, or to obtain frequent quotations, as to the market value of our common stock. Trading on other markets can therefore negatively impact the liquidity and marketability of our common stock and our ability to obtain future financing on favorable terms.

We believe that a Reverse Stock Split would result in an increase in the price per share of our common stock. Our Board believes that it is in our best interests and in the interests of our shareholders to seek approval of the proposed amendment to our Articles of Incorporation to effect the Reverse Stock Split in order to increase the likelihood that the market value of each share of our common stock is increased.

By preserving our Exchange listing, we can continue to consider and pursue future financing options to support our business that would not be available to us if our common stock was not listed on a national exchange. We believe being listed on a national securities exchange, such as the Exchange, is valued highly by many long term investors. A listing on a national securities exchange also has the potential to create better liquidity and reduce volatility for buying and selling shares of our stock, which benefits our current and future shareholders.

We believe that the Reverse Stock Split could also enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower priced securities and that brokerage firms may be reluctant to recommend lower priced stock to their clients, which may be due in part to a perception that lower priced securities are less promising as investments, are less liquid, or are less likely to be followed by institutional securities research firms. We believe that the anticipated increased stock price immediately following and resulting from the Reverse Stock Split may encourage further interest in our common stock.

Potential Disadvantages of the Reverse Stock Split

As noted above, a purpose of the Reverse Stock Split is to increase the per share market price of our common stock. We cannot assure you, however, that the Reverse Stock Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple of seven, or result in any permanent or sustained increase in the market price of our stock, which is dependent upon many factors, including our business and financial performance, general market conditions, and prospects for future success. Thus, while our stock price might continue to exceed the continued listing requirements for the Exchange initially, we cannot assure you that it will continue to do so.

Should the market price decline after the Reverse Stock Split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the Reverse Stock Split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share market price does not increase in proportion to the Reverse Stock Split ratio, then the value of the Company, as measured by our stock capitalization, will be reduced. In some cases, the per share stock price of companies that have effected reverse stock splits subsequently declined back to pre-reverse split levels, and accordingly, we cannot assure you that the total market value of your shares will remain the same after the Reverse Stock Split is effected, or that the Reverse Stock Split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the Reverse Stock Split.

Although the Board believes that the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our shareholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split. Our outstanding shares will be reduced by a factor of seven, which may lead to reduced trading and a smaller number of market makers for our common stock.

If the Reverse Stock Split is implemented, it may increase the number of shareholders who own “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.

Principal Effects of the Reverse Stock Split

After the effective date of the Reverse Stock Split, each shareholder will own fewer shares of our common stock. However, except for the provision for elimination of fractional shares, as described below, the Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company. For example, a holder of 2% of the outstanding shares of common stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the Reverse Stock Split.

The number of shareholders of record will not be affected by the Reverse Stock Split. In addition, because the number of shares of authorized common stock will not be affected by the approval of this amendment alone, the Reverse Stock Split will result in an increase in the authorized, but unissued, shares of common stock as a percentage of total authorized shares.

If the Reverse Stock Split is approved and implemented, the terms of equity awards under the 2011 Plan, as amended, including the per share exercise price of options and the number of shares issuable under outstanding awards, will be proportionately adjusted to maintain the approximate economic value of the awards. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards will be rounded to the nearest whole share. The Reverse Stock Split will not affect the expiration date of outstanding stock awards. Without regard to the other proposals set forth in this proxy statement, the number of shares remaining reserved or available for grant under the 2011 Plan will be reduced proportionately as well. Additionally, each outstanding warrant will automatically become a warrant to purchase one-seventh of the number of shares subject to the warrant immediately prior to the Reverse Stock Split at an exercise price that is one-seventh times the exercise price of the warrant.

The Reverse Stock Split will reduce the total number of outstanding shares of common stock. It will apply automatically to all shares of our common stock, including shares issuable upon the exercise of outstanding stock options, outstanding restricted stock unit awards and warrants. The following table contains approximate information relating to our common stock, based on share information as of September 24, 2012:

	Shares Authorized*	Shares Outstanding	Shares Issuable Under Other Securities
Before Giving Effect to Reverse Stock Split	200,000,000	69,978,637	13,367,053
After Giving Effect to Reverse Stock Split	200,000,000	9,996,948**	1,909,579

*	Without regard to the other proposals set forth in this proxy statement.
**	Such number of shares of stock could be greater as a result of the treatment of fractional shares.

As reflected in the table above, the number of authorized shares of our common stock will not be reduced by the Reverse Stock Split. Accordingly, the Reverse Stock Split will have the effect of increasing the authorized, but unissued, shares of our common stock as a percentage of total authorized shares and could discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If this proposal is approved by our shareholders, our Board will cause the Reverse Stock Split to be implemented by filing an amendment to our Articles of Incorporation with the Montana Secretary of State. The Reverse Stock Split will become effective on the date that it is filed. Shareholders will be notified of the effective date by the filing of a Current Report on Form 8-K with the Securities and Exchange Commission. The mechanics of the Reverse Stock Split will differ depending upon whether shares of common stock held beneficially through a broker, bank or other holder of record or whether they are registered directly in a shareholder’s name and held in certificate form.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, shareholders who otherwise would be entitled to receive one-half or more of a fractional share of our common stock as a consequence of the Reverse Stock Split will instead will receive one additional share of common stock and shareholders who otherwise would be entitled to receive less than one-half of a fractional share of our common stock as a consequence of the Reverse Stock Split will instead will nothing in lieu of such fractional share of common stock. Shareholders will not receive cash for fractional shares.

Exchange of Stock Certificates

As soon as practicable after the effective date, transmittal forms will be mailed to each shareholder holding shares of our common stock in certificated form. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates (or an affidavit of lost certificate), together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s). If a shareholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described under “— Treatment of Fractional Shares.”

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT. SHAREHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE TRANSFER AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Shares Held in Book-Entry and Through a Bank, Broker or Other Nominee

If you hold shares of our common stock electronically in book-entry form with our transfer agent, you do not currently have and will not be issued stock certificates evidencing your ownership after the Reverse Stock Split. If you hold registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If you are entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to you indicating the number of shares of our common stock held following the Reverse Stock Split.

If you hold shares of our common stock in “street name” through a bank, broker, custodian or other nominee, we will treat your common stock in the same manner as shareholders whose shares are registered in their own names. Banks, brokers and other holder of record will be instructed to effect the Reverse Stock Split for their customers holding our common stock in street name. However, these banks, brokers and other holders of record may have different procedures for processing a Reverse Stock Split. If you hold shares of our common stock in street name, we encourage you to contact your bank, broker, or other holders of record.

Accounting Matters

The Reverse Stock Split will not affect the common stock capital account on our balance sheet. As of the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the exchange ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. In future financial statements, we will restate net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split to give retroactive effect to the Reverse Stock Split. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to the Company and to shareholders that hold shares of the Company’s common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon provisions of the Code, the Treasury regulations promulgated under the Internal Revenue Code of 1986, as amended (the “Code”), and U.S. administrative rulings and court decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, and differing interpretations. Changes in these authorities may cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances or to shareholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are partnerships or other pass-through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax, persons who hold their shares of Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired their shares of Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of common stock or otherwise as compensation. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds shares of common stock, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding shares of Voyager’s common stock, you should consult your tax advisor regarding the tax consequences of the Reverse Stock Split.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The state and local tax consequences of the reverse split may vary as to each shareholder, depending on the jurisdiction in which such shareholder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

We believe that the Reverse Stock Split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the Reverse Stock Split. In addition, we do not expect the Reverse Stock Split to affect our ability to utilize our net operating loss carryforwards.

Each shareholder’s aggregate tax basis in the common stock it receives pursuant to the Reverse Stock Split should equal the shareholder’s aggregate tax basis in the common stock it surrenders therefor. In addition, each shareholder’s holding period for the common stock it receives in the Reverse Stock Split should include such shareholder’s holding period for the common stock it surrenders therefor.

In general, the receipt of cash by a shareholder in lieu of a fractional share of the common stock pursuant to the Reverse Stock Split should be treated for U.S. federal income tax purposes as though such fractional share had been issued to the shareholder pursuant to the Reverse Stock Split and then redeemed by the Company, and such shareholder should recognize taxable gain or loss thereon based on the difference between the amount of cash received and such shareholder’s basis in the fractional share. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the shareholder’s holding period in the fractional share is greater than one year as of the effective date of the Reverse Stock Split. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain shareholders who own more than a minimal amount of common stock (generally more than 1%) or who exercise some control over the affairs of the Company. Shareholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Discretionary Authority of the Board to Abandon Reverse Stock Split

The Board reserves the right to not proceed with, and abandon, the Reverse Stock Split without further action by our shareholders at any time before the effectiveness of the amendment to the Articles of Incorporation, even if the Reverse Stock Split has been authorized by our shareholders at the Special Meeting. By voting in favor of the Reverse Stock Split, you are expressly also authorizing our Board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

No Dissenter’s Rights

Under applicable Montana law, our shareholders are not entitled to dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide shareholders with any such right.

Annex Relating to the Reverse Stock Split

The text of the form of the articles of amendment relating to this proposal, which we would file with the Secretary of State of Montana to effect the Reverse Stock Split, is attached to this proxy statement as Annex B.

Required Vote and Recommendation

Provided a quorum of at least a majority of the issued and outstanding shares of common stock is present (in person or by proxy), this proposal will be approved if the votes cast favoring the proposal exceeds the votes cast opposing the proposal. Abstentions will not be counted as having been voted on the proposal and will not have an affect on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A 1-FOR-7 REVERSE STOCK SPLIT.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO INCREASE THE AGGREGATE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK AVAILABLE FOR ISSUANCE TO 500,000,000

General

Our Board has unanimously adopted and is submitting for shareholder approval an amendment to our Articles of Incorporation to increase the authorized number of shares of common stock from 200,000,000 shares to 500,000,000 shares (the “Authorized Share Increase”). Approval of the Authorized Share Increase will grant the Board the authority, without further action by the shareholders, to carry out the amendment to the Articles of Incorporation after the date shareholder approval for the amendment is obtained.

The additional 300,000,000 shares of common stock will have a par value of $0.001 per share. We are currently authorized to issue 220,000,000 shares of capital stock, 200,000,000 of which are designated as common stock and 20,000,000 of which are designated as “blank check” preferred stock.

As of September 24, 2012, 69,978,637 shares of our common stock were issued and outstanding and 13,367,053 shares of our common stock were subject to outstanding warrants, options and restricted stock units, thereby leaving 116,654,310 shares of common stock unassigned and authorized for potential issuance. Additionally, pursuant to our recently announced equity offering, we intend to issue an additional 93,750,000 shares of our common stock to investors, which will reduce the number of shares of common stock available for potential issuance to 22,904,310 shares of our common stock. If the proposed amendment is approved, there will be, without regard to the other proposals set forth in this proxy statement, 322,904,310 shares of common stock unassigned and authorized for potential issuance. The proposed amendment will not change the number of shares of preferred stock authorized for issuance.

Certain of the Company’s officers and directors have an interest in the Authorized Share Increase as a result of their ownership of shares of common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Rights of Additional Authorized Shares of Common Stock

The additional shares of common stock resulting from the Authorized Share Increase, if and when issued, would be part of the existing class of common stock and would have rights and privileges identical to our common stock currently outstanding.

Potential Advantages of the Authorized Share Increase

Our Board believes that the authorized number of shares of common stock should be increased to provide sufficient shares of common stock for such corporate purposes as may be determined by our Board to be necessary or desirable. We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares of common stock that will be available following Authorized Share Increase. However, the Company expects to continue to need additional external financing to provide additional working capital.

Once authorized, the additional shares of common stock may be issued with approval of our Board but without further approval of our shareholders, unless applicable law, rule or regulation requires shareholder approval.

Potential Disadvantages of the Authorized Share Increase

Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current shareholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Procedure for Effecting the Authorized Share Increase

If this proposal is approved by our shareholders, our Board will cause the Authorized Share Increase to be implemented by filing an amendment to our Articles of Incorporation with the Montana Secretary of State. The Authorized Share Increase will become effective on the date that it is filed.

Discretionary Authority of the Board to Abandon Authorized Share Increase

The Board reserves the right to abandon the Authorized Share Increase without further action by our shareholders at any time before the effectiveness of the amendment to the Articles of Incorporation, even if the Authorized Share Increase has been authorized by our shareholders at the Special Meeting. By voting in favor of the Authorized Share Increase, you are expressly also authorizing our Board to determine not to proceed with, and abandon, the Authorized Share Increase if it should so decide.

Annex Relating to the Authorized Share Increase

The text of the form of the articles of amendment relating to this proposal, which we would file with the Secretary of State of Montana to effect the Authorized Share Increase, is attached to this proxy statement as Annex C.

Required Vote and Recommendation

Provided a quorum of at least a majority of the issued and outstanding shares of common stock is present (in person or by proxy), this proposal will be approved if the votes cast favoring the proposal exceeds the votes cast opposing the proposal. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will not have an affect on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AGGREGATE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE TO 500,000,000.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE 2011 EQUITY INCENTIVE PLAN TO INCREASE
THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED
FOR ISSUANCE UNDER SUCH PLAN TO 24,500,000 SHARES

Background and Purpose

Our Board adopted the Voyager Oil & Gas, Inc. 2011 Equity Incentive Plan (the “2011 Plan”) in April 2011, and submitted it to our shareholders for their approval at the 2011 annual meeting. On May 27, 2011, our shareholders approved the 2011 Plan. An aggregate of 5,000,000 shares of our common stock (subject to adjustment by the Compensation Committee) are reserved and available for issuance under the 2011 Plan. Since the adoption of the 2011 Plan, we have granted (i) options to purchase 3,125,000 shares of our common stock to our employees (including officers) and directors, (ii) 494,992 shares of restricted stock and (iii) 750,002 restricted stock units. As of September 24, 2012, 630,006 shares of our common stock are available for grant under the 2011 Plan.

Our Board has unanimously adopted and is submitting for shareholder approval an amendment to increase the number of shares covered by, and reserved for issuance under, the 2011 Plan from 5,000,000 shares to 24,500,000 shares, which represents approximately 15% of our outstanding common stock, assuming the completion of our recently announced equity offering pursuant to which we expect to issue 93,750,000 shares of our common stock. Such amendment will enable the Company to make grants under the 2011 Plan to directors, employees (including officers), consultants and other persons who provide services to us on a full-time basis.

The principal provisions of the 2011 Plan, as amended, are summarized below. This summary is not a complete description of all of the 2011 Plan’s provisions and is qualified in its entirety by reference to the 2011 Plan, which is attached to this proxy statement as Annex D, as well as the form of amendment to the 2011 Plan, which is attached to this proxy statement as Annex E. Capitalized terms in this summary not defined in this proxy statement have the meanings set forth in the 2011 Plan.

Description of the 2011 Plan

Purpose and Eligible Participants.

The purpose of the 2011 Plan is to secure and retain competent personnel by furnishing equity incentives to those employees (including officers), directors, and consultants upon whose efforts the success of the Company depends. As of the mailing date of this proxy statement, 12 employees, 4 directors, and no consultants are eligible to participate in the 2011 Plan.

Types of Awards

The 2011 Plan permits the grant of the following types of awards, in the amounts and upon the terms determined by the administrator of the 2011 Plan (the “Administrator”):

Options

Options may either be incentive stock options (“ISOs”), which are specifically designated as such for purposes of compliance with Section 422 of the Code, or non-qualified stock options (“NSOs”). Options vest as determined by the Administrator, subject to certain statutory limitations regarding the maximum term of ISOs and the maximum value of ISOs that may vest in one year. The exercise price of each share subject to an ISO will be equal to or greater than the fair market value of a share on the date of the grant of the ISO, except in the case of an ISO grant to a shareholder who owns more than 10% of the Company’s outstanding shares, in which case the exercise price will be equal to or greater than 110% of the fair market value of a share on the grant date. The exercise price of each share subject to an NSO is to be determined by the Board at the time of grant but will not be less than the fair market value. Recipients of options have no rights as a shareholder with respect to any shares covered by the award until the award is exercised and a stock certificate or book entry evidencing such shares is issued or made, respectively.

Restricted Stock Awards

Restricted stock awards consist of shares granted to a participant that are subject to one or more risks of forfeiture. Restricted stock awards may be subject to risk of forfeiture based on the passage of time or the satisfaction of other criteria, such as continued employment or Company performance. Recipients of restricted stock awards are entitled to vote and receive dividends attributable to the shares underlying the award beginning on the grant date.

Restricted Stock Units

Restricted stock units consist of a right to receive shares (or cash, in the Administrator’s discretion) on one or more vesting dates in the future. The vesting dates may be based on the passage of time or the satisfaction of other criteria, such as continued employment or Company performance. Recipients of restricted stock units have no rights as a shareholder with respect to any shares covered by the award until the date a stock certificate or book entry evidencing such shares is issued or made, respectively.

Performance Awards

Performance awards, which may be denominated in cash or shares, are earned upon achievement of performance objectives during a performance period established by the Administrator. Recipients of performance awards have no rights as a shareholder with respect to any shares covered by the award until the date a stock certificate or book entry evidencing such shares is issued or made, respectively.

Stock Appreciation Rights

A stock appreciation right may be granted independent of or in tandem with a previously or contemporaneously granted stock option, as determined by the Administrator. Generally, upon exercise of a stock appreciation right, the recipient will receive cash, shares of common stock, or a combination of cash and common stock, with a value equal to the excess of: (i) the fair market value of a specified number of shares of common stock on the date of the exercise, over (ii) a specified exercise price. If a stock appreciation right is granted in tandem with a stock option, the exercise of the stock appreciation right will generally cancel a corresponding portion of the option, and, conversely, the exercise of the stock option will cancel a corresponding portion of the stock appreciation right.

Number of Shares

The stock to be awarded or optioned under this Plan shall consist of authorized but unissued or reacquired shares of common stock. The maximum aggregate number of shares of common stock reserved and available for awards under the 2011 Plan is 24,500,000 shares. Shares subject to awards granted under the 2011 Plan that expire or are terminated or forfeited for any reason, or which are used to pay the exercise price or satisfy the tax withholding obligation applicable to an award, or which represent an award to the extent it is settled in cash, will remain in the pool of shares available for issuance under the 2011 Plan.

Administration

Subject to the terms of the 2011 Plan, the Administrator will have the discretion to (i) make awards, (ii) determine the terms and conditions of awards, including the number of shares subject to an award, vesting criteria, performance conditions and the manner of exercise, (iii) prescribe the form of agreements to evidence awards, (iv) interpret the 2011 Plan and (v) make all other determinations necessary or advisable for the administration of the 2011 Plan or any agreement issued thereunder, to the extent permitted by law and the 2011 Plan. The 2011 Plan will initially be administered by the Board; provided, however, that the Board may delegate some or all of the administration of the 2011 Plan to a committee or committees of non-employee directors. In accordance with the Exchange Guide, the Board has delegated to the Compensation Committee the responsibility for approving, or recommending to the Board for approval, awards to the Company’s executive officers under the 2011 Plan.

Amendments

The Administrator may from time to time, insofar as permitted by law, suspend or discontinue the 2011 Plan or revise or amend it in certain respect. However, the Administrator may not, without shareholder approval, revise or amend the 2011 Plan (i) to materially increase the number of shares subject to the 2011 Plan, (ii) to change the designation of participants, including the class of employees, eligible to receive awards, (iii) to decrease the price at which options or stock appreciation rights may be granted, (iv) to cancel options or stock appreciation rights that have an exercise price in excess of the fair market value of the common stock, (v) to materially increase the benefits accruing to participants under the 2011 Plan or (vi) in any manner that will cause ISOs to fail to meet the requirements of Code Section 422.

Term

The Administrator may grant awards pursuant to the 2011 Plan until it is discontinued or terminated; provided, however, that ISOs may not be granted after April 2021.

Change of Control

Unless otherwise provided in the terms of an award, upon a Change of Control of the Company, as defined in the 2011 Plan, the Board shall have the option to provide for any of the following: (i) the acceleration of the exercisability, vesting, or lapse of the risks of forfeiture of any or all awards (or portions thereof), (ii) the complete termination of the 2011 Plan and the cancellation of any or all awards (or portions thereof) that have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable, in each case as of the effective date of the Change of Control, (iii) that the entity succeeding the Company by reason of such Change of Control, or the parent of such entity, shall assume or continue any or all awards (or portions thereof) outstanding immediately prior to the Change of Control or substitute for any or all such awards (or portions thereof) a substantially equivalent award with respect to the securities of such successor entity, as determined in accordance with applicable laws and regulations and (iv) that holders of outstanding awards shall become entitled to receive, with respect to each share of common stock subject to such award (whether vested or unvested), as of the effective date of any such Change of Control, cash in an amount equal to (a) the holder’s options or stock appreciation rights, the excess of the fair market value of such common stock on the date immediately preceding the effective date of such Change of Control over the exercise price per share of options or stock appreciation rights or (b) for participants holding awards other than options or stock appreciation rights, the fair market value of such common stock on the date immediately preceding the effective date of such Change of Control.

Payment

Upon exercise of an option granted under the 2011 Plan, and as permitted in the Administrator’s discretion, the option holder may pay the exercise price in cash (or cash equivalent), by surrendering previously-acquired unencumbered shares of common stock, by withholding shares of common stock from the number of shares that would otherwise be issuable upon exercise of the option (i.e., a net share settlement), through broker-assisted cashless exercise (if compliant with applicable securities laws and any insider trading policies of the Company), another form of payment authorized by the Administrator, or a combination of any of the foregoing. If the exercise price is paid, in whole or in part, with common stock, the then-current fair market value of the stock delivered or withheld will be used to calculate the number of shares of common stock required to be delivered or withheld.

Transfer Restrictions

Unless permitted by law and expressly permitted by the Administrator, no award made under the 2011 Plan will be transferable, other than by will or by the laws of descent and distribution. The Administrator may permit a recipient of a NSO to transfer the award by gift to his or her “immediate family” or to certain trusts or partnerships (as defined and permitted by applicable federal securities law).

New Plan Benefits

The amount of future awards will be determined by the Administrator. The 2011 Plan does not require awards in specific amounts or to specific recipients or provide formulae to determine the amount or recipient of awards. As a result, the Company cannot determine the awards that will be made under the 2011 Plan or that would have been made in the past if the 2011 Plan, as amended, had been in place. On September 24, 2012, the closing price of our common stock was $.80.

Federal Income Tax Matters

The discussion which follows is a summary, based on current law, of some significant U.S. federal income tax considerations relating to awards under the 2011 Plan. The following is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2011 Plan. The award recipient may also be subject to state and local taxes and employment taxes in connection with award granted under the 2011 Plan. The award recipient should consult with an individual tax advisor to determine the applicability of the tax aspects of participating in the 2011 Plan in the recipient’s personal circumstances.

Options

Under present law, an optionee will not recognize any taxable income at the time an NSO is granted pursuant to the 2011 Plan. Upon exercise of the NSO, however, the optionee generally must recognize ordinary income in an amount equal to the difference between the exercise price of such NSO and the fair market value (determined as of the date of exercise) of the common stock acquired by the optionee upon the exercise of such NSO. Upon the disposition of the shares acquired upon the exercise of such NSO, any resulting gain or loss will generally be treated as capital gain or loss, with the basis in such shares equal to the fair market value of the shares at the time of exercise. The Company will be entitled to a corresponding deduction at the time such NSO is exercised and must comply with applicable tax withholding requirements.

ISOs granted under the 2011 Plan are intended to qualify for favorable tax treatment under Section 422 of the Code. Under Section 422, an optionee generally recognizes no taxable income when the ISO is granted. Further, the optionee generally will not recognize any taxable income when the ISO is exercised if he or she has been, without a break in service, an employee of the Company or an affiliate from the date that the ISO was granted until three months before the date of exercise (or, until one year prior to the date of exercise, if the optionee is disabled (as such term is defined in the Code)). The Company ordinarily is not entitled to any deduction upon the grant or exercise of an ISO. The excess of the fair market value of the shares at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the optionee’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the optionee’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the optionee will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the optionee does not dispose of the shares acquired upon the exercise of an ISO for a period of two years from the date of grant of the ISO or one year from receiving the transfer of the shares, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

Restricted Stock Awards

Generally, no income is taxable to the recipient of a restricted stock award at the time that the award is granted, provided that the award is subject to a substantial risk of forfeiture (determined under Code rules) at the time of grant. Instead, the recipient will recognize ordinary income equal to the fair market value of the shares when the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture). The Company will be entitled to a corresponding deduction at such time. If a recipient makes an election under Section 83(b) of the Code to be taxed at the time of grant, the recipient will, when the award is granted, recognize ordinary income equal to the fair market value of the shares subject to such award at the time that the award was granted and the Company generally will receive a corresponding deduction. The Company must comply with applicable tax withholding requirements. The recipient’s tax basis in any shares acquired pursuant to a restricted stock award is the amount recognized by him or her as income attributable to such shares. Upon a subsequent disposition of the shares, the recipient will generally realize a capital gain or loss, as applicable.

Restricted Stock Units

Generally, no income is taxable to the recipient of a restricted stock unit award at the time that the award is granted. A recipient of restricted stock units will generally recognize ordinary income in an amount equal to the fair market value of the shares (or the amount of cash) distributed to settle the restricted stock units on the vesting date(s). The Company generally will receive a corresponding deduction at such time and must comply with applicable tax withholding requirements.

Performance Awards

Generally, no income is taxable to the recipient of a performance award at the time that the award is granted. A recipient of performance awards will recognize ordinary income equal to the value of the shares of common stock or the cash received, as the case may be, at the time that the award is settled. The Company generally will receive a corresponding deduction at such time and must comply with applicable tax withholding requirements.

Stock Appreciation Rights

Generally, no income is taxable to the recipient of a stock appreciation right at the time that the award is granted. Generally, a recipient of a stock appreciation right will recognize ordinary income equal to the fair market value of the shares of common stock or the cash received at the time that the stock appreciation right is exercised. The Company generally will receive a corresponding deduction at such time and must comply with applicable tax withholding requirements.

Other Information

Other than as a result of their right to participate in the 2011 Plan, no person who was a director or executive officer of us in the year ended December 31, 2011, or any associate of theirs, has any substantial interest in this proposal.

Required Vote and Recommendation

Provided a quorum of at least a majority of the issued and outstanding shares of common stock is present (in person or by proxy), this proposal will be approved if the votes cast favoring the proposal exceeds the votes cast opposing the proposal. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will not have an affect on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF AN AMENDMENT TO OUR 2011 EQUITY INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN TO 24,500,000.

COMPENSATION DISCUSSION AND ANALYSIS

Background

On July 9, 2012, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Emerald Oil & Gas NL (the “Parent”) and Emerald Oil, Inc., a wholly owned subsidiary of the Parent (“Emerald”), pursuant to which we purchased all of the outstanding capital stock of Emerald for 19.9% of the total shares of our common stock outstanding as of the closing date, subject to customary adjustments, including adjustments for title defects and environmental matters, as provided in the Purchase Agreement (the “Emerald Transaction”). Emerald retained its liabilities, including approximately $20.2 million in debt owed by Emerald. On July 26, 2012, we completed the Emerald Transaction and issued to Parent 11,635,217 shares of our common stock and are holding 500,000 shares of common stock pending the resolution of certain title defect matters.

As part of the Emerald Transaction and as a condition to closing, on July 26, 2012, the Company entered into employment agreements with six officers, Messrs. J.R. Reger (Executive Chairman), Mike Krzus (Chief Executive Officer), McAndrew Rudisill (President), Paul Wiesner (Chief Financial Officer), Karl Osterbuhr (Vice President of Exploration and Business Development) and Mitchell R. Thompson (Chief Accounting Officer). Each agreement terminates on December 31, 2014 with automatic annual extensions unless the Company or the officer elects not to extend the agreement. Each agreement provides for a base salary, initial stock awards under the 2011 Plan consisting of options and restricted stock units, 25% of which vested upon execution of the employment agreements and 75% of which vests in equal increments over three years, and an annual short-term incentive award, which will range from up to 100% to 200% of the officer’s base salary and the performance criteria as set by the Compensation Committee (the “STI Award”). Messrs. Reger, Krzus and Rudisill receive a base salary of $290,000 per year and an initial equity award consisting of options to acquire 625,000 shares of common stock and 208,333 restricted stock units. Mr. Wiesner receives a base salary of $275,000 per year and an initial equity award consisting of options to acquire 312,500 shares of common stock and 104,167 restricted stock units. Mr. Osterbuhr receives a base salary of $250,000 per year and an initial equity award consisting of options to acquire 312,500 shares of common stock and 104,167 restricted stock units. Mr. Thompson receives a base salary of $225,000 per year and an initial stock award consisting of options to acquire 500,000 shares of common stock and 166,667 restricted stock units. Twenty-five percent of each officer’s option grant will not vest unless the number of shares authorized under our 2011 Plan is increased to at least 6,000,000 shares.

Each of these officer employment agreements provides for severance and change-in-control payments in the event the Company terminates an officer’s employment “without Cause” or if the officer terminates for “Good Reason.” “Change of Control” is deemed to occur when individuals constituting the Board at the beginning of any two-year period cease to constitute a majority thereof, or if the voting securities outstanding immediately prior to a merger, consolidation or reorganization cease to represent at least 50% of the combined voting power of the outstanding securities immediately after such merger, consolidation or reorganization. If an officer is terminated by the Company “without Cause” or the officer resigns for “Good Reason” or if the agreement is not extended at the end of each term, then that officer will receive all accrued but unpaid base salary, any unpaid STI Award in respect of any completed fiscal year ending prior to the date of such termination or resignation, a lump-sum cash payment equal to two times the target STI Award for the fiscal year in which the termination or resignation occurs, a lump-sum payment equal to two years of the officer’s base salary and partial payment of the officer’s health coverage, if continued. If an officer is terminated by the Company “without Cause” or the officer resigns for “Good Reason” within 12 months after a Change of Control, the officer will also be entitled to immediate vesting of all equity or equity-related awards previously awarded to the officer. Upon termination by the Company “Without Cause” or by an officer for “Good Reason,” the officer will receive all amounts payable on the 60th day following the date of the officer’s termination of employment.

Concurrently with their entrance into the new employment agreements, Messrs. Reger and Thompson entered into termination agreements terminating their previous employment agreements with the Company and resigned as Chief Executive Officer and Chief Financial Officer, respectively. Upon the execution of the new employment agreements, Messrs. Reger and Thompson began serving as our Executive Chairman and Chief Accounting Officer, respectively.

On July 26, 2012, as part of the Emerald Transaction and as a condition to closing, Joseph Lahti, Myrna McLeroy, Loren J. O’Toole II, Josh Sherman and Mitchell R. Thompson (collectively, together with Messrs. Reger and Lyle Berman, the “Prior Board”) resigned as directors of the Company. Messrs. Duke R. Ligon, Seth Setrakian, Daniel L. Spears, Mike Krzus and McAndrew Rudisill, each of whom were previously employed by Emerald or previously served on the board of directors of Emerald, have joined Messrs. Berman and Reger on the Board. Messrs. Setrakian, Ligon and Spears serve on our Compensation Committee with Mr. Setrakian serving as the chair; Messrs. Ligon, Berman and Spears serve on our Audit Committee with Mr. Ligon serving as the chair; and Messrs. Spears and Setrakian serve on the Governance/Nominating Committee with Mr. Spears serving as the chair. None of the newly appointed directors has had a direct or indirect material interest in any transaction since the beginning of our last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which the Company was or is to be a participant.

The following Compensation Discussion and Analysis, describes the material elements of the compensation approved by the Prior Board as recommended by Joseph Lahti, Myrna McLeroy, Loren J. O’Toole II and Josh Sherman, who were the members of the Compensation Committee prior to the Emerald Transaction, and awarded to, earned by, or paid in fiscal year 2011 to Mr. Reger, Chief Executive Officer, and Mr. Thompson, Chief Financial Officer, respectively, at the end of fiscal year 2011. In this proxy statement, we refer to Messrs. Reger and Thompson as our “named executive officers.”

The Board and the Compensation Committee is currently considering the compensation awarded to, earned by, or paid to its executive officers in the future. Specifically, it is considering the following:

(i) the objectives of the Company’s compensation programs;

(ii) what the compensation program is designed to reward;

(iii) each element of compensation;

(iv) why the Company would choose to pay each element;

(v) how the Company would determine the amount (and, where applicable, the formula) for each element to pay;

(vi) how each compensation element fit into the Company’s overall compensation objectives and affect decisions regarding other elements; and

(vii) how the Company will consider the results of the most recent shareholder advisory vote on executive compensation required by section 14A of the Exchange Act in determining compensation policies and decisions.

Compensation Objectives and Philosophy

We design our compensation programs to reward performance and to attract, retain and motivate employees at all levels. Our goal is to establish pay levels for our named executive officers that are competitive with comparable positions in our industry and in the regions in which we operate. We believe the following:

There should be an appropriate relationship between executive compensation and our short- and long-term success, including creation of shareholder value.

Our overall compensation philosophy is that rewards to executives should reflect and reinforce our company-wide focus on financial management and bottom-line performance. We believe this approach increases the likelihood that we will experience sustained profitability and generate greater shareholder value over time. In 2011, we compensated our named executive officers primarily, if not entirely, through the grant of equity awards in the form of both restricted stock awards and stock options, which we believed aligned the interests of our executive management with our shareholders as a whole.

Our compensation program should be designed and implemented in a manner that will attract, retain and motivate executives of outstanding ability.

We intend for the amount of compensation paid to each executive officer to reflect the officer’s experience and individual performance and the performance of our Company, all measured in the context of our industry and location. Our objectives are to attract, retain and motivate executives of outstanding ability. In order to motivate each executive officer to achieve his potential, certain components of our total compensation package are dependent on corporate and individual performance and are therefore at risk. Generally, as an executive officer’s responsibility and ability to impact our financial performance increases, the individual’s performance-based compensation increases as a portion of his total compensation. Ultimately, executive officers with greater roles and responsibilities associated with achieving our performance targets should bear a greater proportion of the risk if those goals are not achieved and should receive a greater proportion of the reward if the goals are met or surpassed.

Total compensation opportunities should be competitive within the industry and other comparable companies but also consistent with our conservative and prudent approach to executive compensation.

Our overall compensation levels are targeted to attract the type of talent needed to achieve and maintain a leadership position in our industry, while still focusing on bottom-line conservatism and avoiding the appearance of extravagance or compensation based on entitlements.

Compensation Committee

Our Compensation Committee oversees the design and administration of our executive compensation program according to the processes and procedures discussed in this proxy statement. To implement our compensation objectives and philosophy, our Board and Compensation Committee:

•	consider individual performance, competence and leadership when setting base compensation, as well as Company-specific financial and business improvement goals to promote a cohesive, performance-focused culture among our executive team;
•	compare our compensation programs with the executive compensation policies, practices and levels at comparable companies in our industry selected for comparison by our Compensation Committee, based upon size, complexity and growth profile; and
•	structure compensation among the executive officers so that our named executive officers, with their greater responsibilities for achieving performance and strategic objectives, bear a greater proportion of the risk and rewards associated with achieving those goals.

Setting Executive Compensation

The Compensation Committee selects the elements of executive compensation and determines the level of each element, the mix among the elements and total compensation based upon the objectives and philosophies set forth above, and by considering a number of factors, including:

•	each executive officer’s position within the Company and the level of responsibility;
•	the skills and experiences required by an executive officer’s position;
•	the executive officer’s experience and qualifications;
•	the competitive environment for comparable executive officer talent having similar experience, skills and responsibilities;
•	Company performance compared to specific objectives;
•	individual performance measures;
•	the executive officer’s current and historical compensation levels;
•	the executive officer’s length of service to the Company;
•	compensation equity and consistency across all executive positions; and
•	the stock ownership of each executive officer.

As a means of assessing the competitive market for executive talent, we review competitive compensation data gathered in comparative third-party surveys that we believe to be relevant, considering our size and industry. We also engage independent compensation consultants.

Executive Compensation Components for Fiscal Year 2011

The principal elements of our executive officer compensation program for fiscal year 2011 were:

•	equity incentive awards;
•	base salary (for our Chief Financial Officer); and
•	limited perquisites and other benefits generally made available to our employees.

In allocating compensation across these elements, the Compensation Committee did not follow any strict policy or guidelines. However, consistent with the general compensation objectives and philosophies outlined above, the Compensation Committee sought to place a substantial percentage of an executive officer’s compensation at risk, subject to achievement of specific performance objectives and long-term equity value creation. In addition, the Compensation Committee generally placed a greater proportion of total compensation at risk for our named executive officers, based on their greater responsibility for, and ability to influence, overall company performance.

Equity Incentive Awards

We believe that a high level of quality long term performance is achieved through an ownership culture that encourages performance by our executive officers through the use of stock and stock based awards. The 2011 Plan was established to provide our employees, including our named executive officers, with incentives to help align their interests with the interests of shareholders. We have historically elected to use stock options and restricted stock grants as the primary equity incentive vehicles. We believe stock options and restricted stock grants provide incentives for our named executive officers’ performance because the value of the awards is tied directly to our stock price and provides retention incentives with delayed vesting.

During 2011, our named executive officers were subject to their respective Amended and Restated Employment Agreements dated April 16, 2010. Under Mr. Reger’s employment agreement, Mr. Reger received 521,017 shares of restricted common stock and a warrant to purchase 1,302,542 shares of common stock in 2010, and both awards fully vested during 2011. Under Mr. Thompson’s employment agreement, Mr. Thompson received 78,153 shares of restricted common stock and a warrant to purchase 260,609 shares of common stock, both of which also fully vested during 2011. While Messrs. Reger and Thompson did not receive additional grants during 2011, the Compensation Committee viewed the awards made under their respective employment agreements to have significant upside potential based upon the Company’s performance. When originally authorizing the terms of the employment agreements, the Compensation Committee took into consideration the timing of the vesting thereof and considered the awards be deemed as compensation for their services during the vesting periods.

In the future, our Compensation Committee and Board may grant equity incentive awards on an annual basis and from time to time may make one-time grants to recognize promotion or consistent long-term contribution, or for specific incentive purposes. We may also make grants in connection with the hiring of new executive officers and employees. The Compensation Committee will have the authority to administer any equity incentive plan under which we make equity or equity-based awards, including the 2011 Plan.

Although we do not have any stock retention or ownership guidelines, our Board and Compensation Committee intend to encourage our executives to continue to have a financial stake in the Company in order to align the interests of our shareholders and management. We will continue to evaluate whether to implement a stock ownership policy for our officers and directors.

Base Salary

Base salary provides executives with a fixed, regular, non-contingent earnings stream. As a component of total compensation, we have typically set base salaries at a minimum level that we believed would still attract and retain an experienced management team in our market that would grow the Company and create shareholder value, but making base salary a smaller component of overall compensation than we provided in the form of equity incentive awards. We also attempted to reward individual performance and contributions to our overall business objectives without detracting from the executive officers’ incentive to realize additional compensation through our performance-based compensation program. The Compensation Committee reviewed each executive officer’s salary at the end of each fiscal year. The Compensation Committee and our management team agreed that compensation would be primarily in the form of equity awards so that we could use cash primarily to grow the Company’s operations through the acquisition and development of additional oil and natural gas properties. During 2011, 2010 and 2009, Mr. Reger received no base salary. During 2011 and 2010, Mr. Thompson received an annual base salary of $70,000 and received no base salary during 2009.

The employment agreements entered into with our executive officers in July 2012 provide for a base salary. The Compensation Committee may in the future adjust base salaries to better align individual compensation with comparative market compensation, to provide merit-based increases based upon individual or Company achievement, or to account for changes in roles and responsibilities.

Perquisites and Other Benefits

Consistent with our conservative compensation philosophy, we offered only limited perquisites to our executive officers. We provided each of Mr. Reger and Mr. Thompson with an allowance for the use of an automobile. We provided each of Mr. Reger and Mr. Thompson with a cellular phone and cellular phone service, and both were eligible for the same health insurance, vacation and other benefits at the same levels provided to all of our full-time employees.

Compensation for 2012

The employment agreements for Mr. Reger and Mr. Thompson discussed above had both terminated as of December 31, 2011. When setting executive compensation for 2012, the Compensation Committee took into account the results of the shareholder advisory vote on executive compensation that occurred at the 2011 Annual Meeting of Shareholders. As recommended by our Prior Board, a majority of shareholders expressed their preference for an advisory vote on executive compensation occurring every three years, and we have implemented that recommendation.

In late 2011, the Compensation Committee engaged BDO USA, LLP (“BDO”) as an independent consultant to prepare an analysis of peer company compensation practices as the basis for its development of a compensation program for Mr. Reger and Mr. Thompson. The benchmarks used for the executive compensation comparisons included various publicly traded oil and natural gas exploration and production companies that the Compensation Committee deemed to be peer companies, including (in alphabetical order): Abraxas Petroleum Corporation; Approach Resources Inc.; Double Eagle Petroleum Co.; GMX Resources Inc.; Magnum Hunter Resources Corp.; Northern Oil and Gas, Inc.; PetroQuest Energy, Inc.; Resolute Energy Corporation; Triangle Petroleum Corporation and Warren Resources Inc.

The Company paid BDO a total of $15,720 for its analysis and recommendations related to the amount or form of executive officer compensation.

Because a substantial majority (over 97%) of the votes cast approved the compensation program described in our 2011 proxy statement and because of the analysis performed by BDO, the Compensation Committee applied the same principles in determining the amounts and types of executive compensation for 2012. Therefore, our executive compensation program for 2012, prior to the Emerald Transaction, was structured in a manner similar to the compensation program in place for 2011, and consisted primarily of restricted stock awards. On March 20, 2012, we entered into new employment agreements with Mr. Reger and Mr. Thompson. Both agreements were effective as of January 1, 2012 and were to terminate on December 31, 2012, unless sooner terminated pursuant to their terms. Under Mr. Reger’s employment agreement, Mr. Reger was to receive, in lieu of a cash base salary, restricted stock awards for 400,000 shares of common stock under the 2011 Plan (of which 200,000 were to ratably vest over the term of his employment agreement and the remaining 200,000 were to vest quarterly over 36 months). Under Mr. Thompson’s employment agreement, Mr. Thompson was to be paid an annual base salary of $80,000 and was to receive restricted stock awards for 200,000 shares of common stock under the 2011 Plan (of which 100,000 were to ratably vest over the term of his employment agreement and the remaining 100,000 were to vest quarterly over 36 months). In addition, Mr. Reger and Mr. Thompson were eligible to receive bonuses as was to be determined in the sole discretion of the Compensation Committee or the Prior Board, as well as additional restricted stock awards (up to 400,000 for Mr. Reger and up to 200,000 for Mr. Thompson) under the 2011 Plan subject to the satisfaction of certain performance criteria that was to be established by the Compensation Committee and the Prior Board in their sole discretion.

In connection with the consummation of the Emerald Transaction, Messrs. Reger’s and Thompson’s employment agreements were terminated and all unvested awards were forfeited (consisting of an aggregate 375,006 restricted stock awards), and Messrs. Reger and Thompson entered into new employment agreements.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2011, the Compensation Committee consisted of Joseph Lahti, Myrna McLeroy, Josh Sherman and Loren J. O’Toole II. Terry Harris also served as a member of the Compensation Committee prior to his resignation from the Prior Board and the Compensation Committee on June 10, 2011. None of our Compensation Committee members had any related party transaction relationship with the Company of a type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the compensation or similar committee or board of directors of any entity that has one or more executive officers who served on our Prior Board or Compensation Committee during fiscal year 2011.

Our non-employee directors may receive stock option grants as compensation for their services as directors pursuant to individual stock option agreements. Our employee directors do not receive additional compensation for their services as directors. All of our directors are reimbursed for their reasonable expenses in attending Board and committee meetings.

Compensation Risk Assessment

The Compensation Committee conducted a risk assessment of our employee compensation programs, including our executive compensation programs, and concluded that our employee compensation programs were designed with the appropriate balance of risk and reward in relation to our overall business strategy and did not incentivize executives or other employees to take unnecessary or excessive risks. As a result, we believed that risks arising from our employee compensation policies and practices were not reasonably likely to have a material adverse effect on the Company.

Stock Ownership/Retention Guidelines and Other Policies

We do not have any stock ownership guidelines or a stock retention policy. Our Prior Board adopted an Insider Trading Policy that applies to all officers and employees of the Company and its subsidiaries and all members of the Board. The Insider Trading Policy prohibits short sales of our common stock and the trading of our securities on a short-term basis, and requires that any of our common stock purchased in the open market be held for a minimum of six months. This policy also states that employees should not “margin” our common stock or enter into hedging transactions with respect to our common stock.

Conclusion

The Prior Board concluded that the base salary and equity incentives for each of the named executive officers, as well as the total compensation received by those named executive officers, in fiscal year 2011 were reasonable and appropriate in light of our goals and competitive requirements. The amounts were in our best interests and our shareholders’ best interest because they enabled us to attract, retain, motivate and fairly reward talent and furthered the philosophies of ensuring the accomplishment of our financial objectives and aligning the interests of management with those of long-term shareholders.

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table summarizes information regarding the number of shares of our common stock that are available for issuance under all of our existing equity compensation plans as of December 31, 2011.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders(1)	375,000	$2.78	4,850,000
Equity Compensation Plans Not Approved by Security Holders(2)	2,113,051	$1.51	—
Total	2,488,051	$1.70	4,850,000

(1)	Includes stock options to purchase 225,000 shares of common stock issued pursuant to equity plans of our predecessor entity, ante4, Inc. prior to April 16, 2010. See Note 6 to our financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K for fiscal year 2011 for additional discussion.
(2)	On December 1, 2009, we issued our Chief Financial Officer warrants to purchase a total of 260,509 shares of common stock exercisable at $0.98 per share pursuant to the terms of his employment agreement. On December 31, 2009, we issued our Chief Executive Officer warrants to purchase a total of 1,302,542 shares of common stock exercisable at $0.98 per share pursuant to the terms of his employment agreement. On April 21, 2010, we granted our outside directors stock options to purchase a total of 700,000 shares of common stock exercisable at $2.76 per share for serving as outside directors, 300,000 of which have been forfeited or have expired. On November 12, 2010, we granted a newly appointed outside director stock options to purchase a total of 150,000 shares of common stock exercisable at $3.70 per share for serving as an outside director. In May 2011, we granted stock options to two employees to purchase a total of 100,000 and 50,000 shares of common stock exercisable at $3.02 and $3.55 per share, respectively, pursuant to the terms of their employment agreements. None of the officers, directors or employees had exercised any of the warrants or options as of December 31, 2011.

Summary Compensation Table

The following table provides information regarding the compensation earned during fiscal years 2011, 2010 and 2009 by the named executive officers:

	Year	Salary		Bonus	Stock Awards		Option Awards(1)		All Other Compensation(2)	Total
James Russell (J.R.) Reger Chief Executive Officer	2011	$—		$—	$—		$—		$28,236	$28,236
	2010	$—		$—	$—		$—		$—	$—
	2009	$—		$—	$510,000	(3)	$806,649	(4)	$—	$1,316,649
Mitchell R. Thompson Chief Financial Officer	2011	$70,000		$—	$—		$—		$23,642	$93,642
	2010	$70,000		$5,833	$—		$—		$—	$75,833
	2009	$—		$—	$76,500	(5)	$159,513	(6)	$—	$241,846
Steven Lipscomb Former Chief Executive Officer, President and Secretary	2011	$—		$—	$—		$—		$—	$—
	2010	$51,923	(7)	$—	$—		$298,364	(8)	$—	$350,287
	2009	$300,000		$—	$612,384	(9)	$471,563	(10)	$—	$1,383,947

(1)	Amounts calculated based on the fair value of options granted in each such year, utilizing the provisions of FASB ASC Topic 718. See Note 6 to our financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K for fiscal year 2011 for additional discussion of our valuation of stock options.

(2)	All Other Compensation includes insurance benefits, automobile allowance, retirement matching and taxes paid on behalf of the employees related to restricted stock vesting.
(3)	Mr. Reger received 521,017 shares of the Company’s common stock as compensation under his employment agreement, which shares were fully vested as of December 31, 2011.
(4)	Mr. Reger received a warrant with a ten-year term on December 1, 2009, to purchase 1,302,542 shares of the Company’s common stock, which warrant was fully vested as of December 31, 2011.
(5)	Mr. Thompson received 78,153 shares of the Company’s common stock as compensation under his employment agreement, which shares were fully vested as of December 31, 2011.
(6)	Mr. Thompson received a warrant with a ten-year term on December 1, 2009, to purchase 260,509 shares of the Company’s common stock, which warrant was fully vested as of December 31, 2011.
(7)	The amounts represent severance payments to Mr. Lipscomb in conjunction with the merger with our predecessor on April 16, 2010.
(8)	Mr. Lipscomb resigned from his positions with the Company in conjunction with the merger with our predecessor on April 16, 2010. Amounts represent payment for the period from January 3, 2010 through April 16, 2010.
(9)	On February 20, 2009, Mr. Lipscomb exchanged 600,000 fully vested stock options with an exercise price of $8.00 that were issued on August 9, 2004 for 500,000 options with an exercise price of $0.49. In accordance with FASB ASC Topic 718, the 2009 amount includes the incremental fair value of the repriced award.
(10)	This amount represents a bonus payment made to Mr. Lipscomb pursuant to an incentive arrangement approved by the Prior Board resulting from a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of December 31, 2011:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
James Russell (J.R.) Reger	1,302,542	None	$0.98	12/31/2019	—	—
Mitchell R. Thompson	260,509	None	$0.98	12/1/2019	—	—

Option Exercises and Stock Vested

There were no option exercises by our named executive officers during fiscal year 2011.

Grants of Plan-Based Awards

The Company made no awards to its named executive officers under any compensation plans during fiscal year 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of September 24, 2012 certain information regarding beneficial ownership of our common stock by:

•	each person known to us to beneficially own 5% or more of our common stock,
•	each named executive officer,
•	each member of our Prior Board,
•	all of our named executive officers and members of our Prior Board as a group, and
•	all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and dispositive power with respect to the shares of common stock set forth opposite the shareholder’s name. We have based our calculation of the percentage of beneficial ownership on 69,978,637 shares of common stock outstanding on September 24, 2012, plus common stock deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Voyager Oil & Gas, Inc., d/b/a Emerald Oil, Inc., 1600 Broadway, Suite 1040, Denver, Colorado 80202.

Name and Address	Amount and Nature of Beneficial Ownership		After Reverse Stock Split(9)	Percent of Class
Certain Beneficial Owners:
FMR LLC 82 Devonshire Street Boston, MA 02109	7,460,336	(1)	1,065,762	10.2%
T. Rowe Price Associates, Inc. 5700 Wilshire Blvd., Suite 350 Los Angeles, CA 90036	4,683,600	(2)	669,086	6.5%
Prior Named Executive Officers:
James Russell (J.R.) Reger	3,822,023	(3)	546,003	5.4%
Mitchell R. Thompson	502,174	(4)	71,739	*
Prior Non-Employee Board:
Lyle Berman	2,391,618	(5)	341,660	3.4%
Joseph Lahti	150,000	(6)	21,429	*
Myrna McLeroy	150,000	(6)	21,429	*
Loren J. O’Toole II	150,000	(6)	21,429	*
Josh Sherman	200,000	(6)	28,571	*
Current Executive Officers:
James Russell (J.R.) Reger	3,822,023	(3)	546,003	5.4%
Mike Krzus	208,333	(7)	29,762	*
McAndrew Rudisill	208,333	(7)	29,762	*
Paul Wiesner	104,167	(8)	14,881	*
Karl Osterbuhr	104,167	(8)	14,881	*
Mitchell R. Thompson	502,174	(4)	71,739	*
Current Non-Employee Board:
Lyle Berman	2,391,618	(5)	341,660	3.4%
Duke R. Ligon	0		0	*
Seth Setrakian	0		0	*
Daniel L. Spears	0		0	*
All prior named executive officers and members of Prior Board as a group (7 persons)	7,365,815		1,052,259	10.5%
All current directors and executive officers as a group (9 persons)	7,340,815		1,048,688	10.5%

*	Less than one percent.
(1)	The number of shares indicated is based on the Schedule 13G/A filed with the Securities Exchange Commission by FMR LLC on February 14, 2012. Included in the shares of common stock that are beneficially owned by FMR LLC are (a) 7,458,136 shares beneficially owned by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC and an investment adviser registered under the Section 203 of the Investment Advisers Act of 1940 (“Investment Advisers Act”), which includes warrants to purchase 3,036,780 shares of common stock, and (b) 2,200 shares beneficially owned by Pyramis Global Advisors Trust Company, an indirect wholly owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act, as a result of its serving as investment manager of institutional accounts owning such shares. FMR LLC has sole voting power with respect to 2,200 shares and sole dispositive power with respect to 7,460,336 shares.
(2)	The number of shares indicated is based on the Schedule 13G/A filed with the Securities Exchange Commission jointly by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. on February 9, 2012 and includes warrants to purchase 1,561,200 shares of common stock. T. Rowe Price Associates, Inc. has sole voting power with respect to 525,300 shares and sole dispositive power with respect to 4,683,600 shares. T. Rowe Price New Horizons Fund, Inc. has sole voting power with respect to 4,158,300 shares.
(3)	Includes 1,838,454 shares of common stock held by South Fork Exploration, LLC (Mr. Reger owns 100% the issued membership units of South Fork Exploration, LLC), warrants to purchase 1,302,542 shares of common stock that have vested but have not been exercised, and 156,250 options that have vested or will vest within 60 days.
(4)	Includes warrants to purchase 260,509 shares of common stock that have vested but have not been exercised and 125,000 options that have vested or will vest within 60 days.
(5)	Includes 154,711 shares held by the Berman Consulting Profit Sharing Plan, 202,516 shares held by the Berman Consulting Corp., and 170,000 options that have vested or will vest within 60 days. Of the shares listed, 1,588,574 have been pledged as collateral for a loan.
(6)	Consists of options to purchase common stock that are exercisable within 60 days.
(7)	Includes options to purchase 156,250 shares of common stock that are exercisable within 60 days.
(8)	Includes options to purchase 78,125 shares of common stock that are exercisable within 60 days.
(9)	Column assumes that the shareholders approve, and the Board proceeds with, the Reverse Stock Split.

PROPOSAL NO. 5

APPROVAL OF A PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO A
LATER DATE, IF NECESSARY OR APPROPRIATE IN THE VIEW OF THE BOARD OF
DIRECTORS, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE PROPOSALS IF THERE
ARE INSUFFICIENT PROXIES AT THE TIME OF SUCH ADJOURNMENT OR POSTPONEMENT

Purpose

If, at the time of the Special Meeting, there are insufficient votes to adopt the proposals set forth in this proxy statement, the person presiding at the Special Meeting may move to adjourn or postpone the Special Meeting in order to enable the Company to continue to solicit additional proxies in favor of the proposals (“Adjournment Proposal”). In that event, you will be asked to vote only upon the Adjournment Proposal at that session of the Special Meeting, and the proposals would be voted upon at an adjourned or postponed session of the Special Meeting. The Special Meeting may be postponed or adjourned on multiple occasions.

The Board of Directors believes that if the number of shares of common stock present or represented at the Special Meeting and voting in favor of the proposals is insufficient to approve the proposals, it may be in the best interests of the Company and its shareholders to continue to seek to obtain a sufficient number of additional votes to approve the proposals.

Required Vote and Recommendation

Provided a quorum of at least a majority of the issued and outstanding shares of common stock is present (in person or by proxy), this proposal will be approved if the affirmative vote of the holders of a majority in voting power present at the Special Meeting (in person or by proxy). Abstentions will not be counted as having been voted on the proposal and will not have an affect on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF A PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO A LATER DATE, IF NECESSARY OR APPROPRIATE IN THE VIEW OF THE BOARD OF DIRECTORS, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE PROPOSALS IF THERE ARE INSUFFICIENT PROXIES AT THE TIME OF SUCH ADJOURNMENT OR POSTPONEMENT.

OTHER BUSINESS

Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2013 Annual Meeting must be received by us at our office in Billings, Montana, addressed to our Secretary, no later than December 21, 2012 to be includable in the Company’s proxy statement and related proxy for the 2013 Annual Meeting. Additionally, pursuant to the advance notice provisions of the Company’s bylaws, as authorized by applicable state law, in order for shareholders to present nominations or other business at the 2013 Annual Meeting, a shareholder’s notice of such nomination or other business must be received no earlier than February 23, 2013 and no later than March 25, 2013 and must be in a form that complies with the requirements set forth in the Company’s bylaws.

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

In accordance with notices that we send to certain shareholders, we are sending only one copy of our proxy statement to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householding mailing this year and you would like to have additional copies of the proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Secretary by mail at Voyager Oil & Gas, Inc., d/b/a Emerald Oil, Inc., 1600 Broadway, Suite 1040, Denver, Colorado 80202. We will promptly send additional copies of the proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the proxy statement and would prefer to receive a single copy in the future.

ANNEX A

Name Change

Section 1 of the Articles of Incorporation is hereby amended to read in its entirety as follows:

“1.	Name. The name of the corporation is “Emerald Oil, Inc.” (the “Corporation”).”

ANNEX B

Reverse Stock Split

Section 4 of the Articles of Incorporation is hereby amended by adding thereto the section below in its entirety immediately following Section 4(i):

“Upon the effectiveness of these Articles of Amendment to the Articles of Incorporation, each issued and outstanding share of Common Stock shall be and hereby is reclassified and converted into a number of shares of Common Stock equal to the quotient of 1 divided by 7. No fractional shares of Common Stock will be issued. Outstanding stock certificates registered in the name of each record holder thereof that represented issued shares of Common Stock, prior to the effectiveness of these Articles of Amendment, shall represent a number of whole shares of Common Stock equal to the product of (a) the quotient of 1 divided by 7, multiplied by (b) the number of shares of Common Stock such certificates represented immediately prior to the effectiveness of these Articles of Amendment, (y) rounded up to the nearest whole share to any shareholder who would otherwise be entitled to receive one-half or more of a fractional share and (z) rounded down to the nearest whole share to any shareholder who would otherwise be entitled to receive less than one-half of a fractional share. Upon the surrender of a certificate or certificates to the Corporation or its transfer agent for transfer or reissue, the Corporation or its transfer agent shall issue new stock certificates representing the number of shares of Common Stock to which such person is entitled.”

ANNEX C

Authorized Share Increase

Section 4 of the Articles of Incorporation is hereby amended by replacing the first paragraph in its entirety as follows:

“4. Number of Shares.  The total number of shares of all classes of stock that the Corporation shall have the authority to issue is Five Hundred Twenty Million (520,000,000) shares consisting of: Five Hundred Million (500,000,000) shares of common stock, $.001 par value per share (“Common Stock”); and Twenty Million (20,000,000) shares of preferred stock, $.001 par value per share (“Preferred Stock”).”

ANNEX D

2011 Plan

VOYAGER OIL & GAS, INC.
2011 EQUITY INCENTIVE PLAN

SECTION 1.
DEFINITIONS

As used herein, the following terms shall have the meanings indicated below:

(a)  “Administrator” shall mean the Board of Directors of the Company, or one or more Committees appointed by the Board, as the case may be.

(b)  “Affiliate(s)” shall mean a Parent or Subsidiary of the Company.

(c)  “Agreement” shall mean the written agreement entered into by the Participant and the Company evidencing the grant of an Award. Each Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant.

(d)  “Award” shall mean any grant pursuant to this Plan of an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right, or Performance Award.

(e)  “Change of Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the events in subsections (i) through (iv) below. For purposes of this definition, a person, entity or group shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person, entity or group directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(i)  Any person, entity or group becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other person, entity or group from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (B) solely because the level of Ownership held by any person, entity or group (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change of Control shall be deemed to occur;

(ii)  There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)  There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the total gross value of the consolidated assets of the Company and its subsidiaries,

other than a sale, lease, license or other disposition of all or substantially all of the total gross value of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition (for purposes of this Section 1(e)(iii), “gross value” means the value of the assets of the Company or the value of the assets being disposed of, as the case may be, determined without regard to any liabilities associated with such assets); or

(iv)  Individuals who, at the beginning of any consecutive twelve-month period, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board at any time during that consecutive twelve-month period; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For the avoidance of doubt, the term “Change of Control” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. To the extent required, the determination of whether a Change of Control has occurred shall be made in accordance with Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

(f)  “Close of Business” of a specified day shall mean 5:00 p.m., Mountain Time, without regard to whether such day is a Saturday, Sunday, bank holiday, or other day on which no business is conducted.

(g)  “Committee” shall mean a Committee of two or more Directors who shall be appointed by and serve at the pleasure of the Board. To the extent necessary for compliance with Rule 16b-3, each of the members of the Committee shall be a “non-employee director.” Solely for purposes of this Section 1(g), “non-employee director” shall have the same meaning as set forth in Rule 16b-3.

(h)  “Common Stock” shall mean the common stock of the Company (subject to adjustment as provided in Section 14 of this Plan).

(i)  The “Company” shall mean Voyager Oil & Gas, Inc., a Delaware corporation, which is in the process of becoming a Montana corporation.

(j)  “Consultant” shall mean any person, including an advisor, who is engaged by the Company or any Affiliate to render consulting or advisory services and is compensated for such services; provided, however, that no person shall be considered a Consultant for purposes of the Plan unless such Consultant is a natural person, renders bona fide services to the Company or any Affiliate, and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. For purposes of this plan, “Consultant” shall also include a director of an Affiliate who is compensated for services as a director.

(k)  “Director” shall mean a member of the Board of Directors of the Company.

(l)  “Effective Date” shall mean the date the Board of Directors of the Company adopts the Plan.

(m)  “Employee” shall mean a common-law employee of the Company or any Affiliate, including “officers” as defined by Section 16 of the Exchange Act; provided, however, that service solely as a Director or Consultant, regardless of whether a fee is paid for such service, shall not cause a person to be an Employee for purposes of the Plan.

(n)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(o)  “Fair Market Value” of specified stock as of any date shall mean (i) if such stock is listed on the NYSE Amex stock exchange or an established stock exchange, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding date on which there was a sale of stock; (ii) if such stock is not so listed on the NYSE Amex stock exchange, or an established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board or the Committee in its sole discretion by applying principles of valuation with respect to Common Stock.

(p)  “Incentive Stock Option” shall mean an option granted pursuant to Section 8 of this Plan that is intended to satisfy the provisions of Code Section 422, or any successor provision.

(q)  The “Internal Revenue Code” or “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(r)  “Option” shall mean an Incentive Stock Option or Nonqualified Stock Option granted pursuant to the Plan.

(s)  “Nonqualified Stock Option” shall mean an option granted pursuant to Section 9 of this Plan or an option (or portion thereof) that does not qualify as an Incentive Stock Option.

(t)  “Parent” shall mean any parent corporation of the Company within the meaning of Code Section 424(e), or any successor provision.

(u)  “Participant” shall mean an Employee to whom an Incentive Stock Option has been granted or an Employee, a Director, or a Consultant to whom a Nonqualified Stock Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Stock Appreciation Right has been granted.

(v)  “Performance Award” shall mean any Performance Shares or Performance Cash Units granted pursuant to Section 12 of this Plan.

(w)  “Performance Objective(s)” shall mean one or more performance objectives established by the Administrator, in its sole discretion, for Awards granted under this Plan.

(x)  “Performance Period” shall mean the period, established at the time any Performance Award is granted or at any time thereafter, during which any Performance Objectives specified by the Administrator with respect to such Performance Award are to be measured.

(y)  “Performance Share” shall mean any grant of an Award pursuant to Section 12 of this Plan, the value of which, if any, shall be paid to a Participant by delivery of shares of Common Stock upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

(z)  “Performance Cash Unit” shall mean any grant of an Award pursuant to Section 12 of this Plan, the value of which, if any, shall be paid to a Participant by delivery of cash upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

(aa)  The “Plan” means the Voyager Oil & Gas, Inc. 2011 Equity Incentive Plan, as amended hereafter from time to time, including the form of Agreements as they may be modified by the Administrator from time to time.

(bb)  “Restricted Stock Award” shall mean any grant of restricted shares of Common Stock pursuant to Section 10 of this Plan.

(cc)  “Restricted Stock Unit Award” shall mean any grant of any restricted stock units pursuant to Section 11 of this Plan.

(dd)  “Rule 16b-3” shall mean Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Exchange Act.

(ee)  “Stock Appreciation Right” shall mean a grant pursuant to Section 13 of this Plan.

(ff)  A “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Code Section 424(f), or any successor provision.

SECTION 2.
PURPOSE

The purpose of the Plan is to promote the success of the Company and its Affiliates by facilitating the employment and retention of competent personnel and by furnishing incentives to those Employees, Directors and Consultants upon whose efforts the success of the Company and its Affiliates will depend to a large degree. It is the intention of the Company to carry out the Plan through the granting of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and Stock Appreciation Rights.

SECTION 3.
EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall be effective on the Effective Date; provided, however, that adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within twelve (12) months before or after the Effective Date. Notwithstanding anything in this Plan to the contrary, until shareholder approval of the Plan is obtained in accordance with applicable stock exchange listing standards, no Awards other than Options may be granted and no Options may be made exercisable.

If shareholder approval is not obtained within the twelve (12) month period referenced in this Section 3, this Plan and all Awards granted after the Effective Date shall be null and void, except that the grant of an Option shall be deemed to be a grant of a Nonqualified Stock Option under the applicable Prior Plan (without regard to whether the grant was intended to be an Incentive Stock Option.)

The Administrator may grant Awards pursuant to the Plan from time to time until the Administrator discontinues or terminates the Plan; provided, however, that in no event may Incentive Stock Options be granted pursuant to the Plan after the earlier of (i) the date the Administrator discontinues or terminates the Plan or (ii) the Close of Business on the day immediately preceding the tenth anniversary of the Effective Date.

SECTION 4.
ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the “Board”); provided, however, that the Board may delegate some or all of the administration of the Plan to a Committee or Committees. The Board and any Committee appointed by the Board to administer the Plan are collectively referred to in this Plan as the “Administrator.”

Except as otherwise provided herein, the Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority to determine, in its sole discretion, whether an Award shall be granted; the individuals to whom, and the time or times at which, Awards shall be granted; the number of shares subject to each Award; the exercise price of Options granted hereunder; and the performance criteria, if any, and any other terms and conditions of each Award. The Administrator shall have full power and authority to administer and interpret the Plan; to make and amend rules, regulations and guidelines for administering the Plan; to prescribe the form and conditions of the respective Agreements evidencing each Award (which may vary from Participant to Participant); and to make all other determinations necessary or advisable for the administration of the Plan, including to correct any defect, omission or inconsistency in the Plan or any Agreement, to the extent permitted by law and this Plan. The Administrator’s interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.

SECTION 5.
PARTICIPANTS

The Administrator may grant Awards under this Plan to any Employee, Director, or Consultant; provided, however, that only Employees are eligible to receive Incentive Stock Options. In designating Participants, the Administrator shall also determine the number of shares or cash units to be optioned or awarded to each such Participant and the performance criteria applicable to each Performance Award. The Administrator may from time to time designate individuals as being ineligible to participate in the Plan. The power of the Administrator under this Section 5 shall be exercised from time to time in the sole discretion of the Administrator and without approval by the shareholders.

SECTION 6.
STOCK

The stock to be awarded or optioned under this Plan shall consist of authorized but unissued or reacquired shares of Common Stock. Subject to Section 14 of this Plan, the maximum aggregate number of shares of Common Stock reserved and available for Awards under the Plan is Five Million (5,000,000), which shall include (i) any shares of Common Stock that, as of the Effective Date, are authorized for issuance under the Prior Plans but have not been issued and are not subject to outstanding options, and (ii) any shares of Common Stock subject to any option (or portion thereof) outstanding under the Prior Plans on the Effective Date which, for any reason, expires, is forfeited, or is terminated prior to exercise, or which is surrendered or withheld to satisfy the exercise price or any withholding obligations of such option. The maximum aggregate number of shares of Common Stock that may be issued through Incentive Stock Options shall also be Five Million (5,000,000).

The following shares of Common Stock shall continue to be reserved and available for Awards granted pursuant to the Plan: (i) any outstanding Award that expires or is forfeited for any reason, (ii) any portion of an outstanding Option or Stock Appreciation Right that is terminated prior to exercise, (iii) any portion of an Award that is terminated prior to the lapsing of the risks of forfeiture on such Award, (iv) shares of Common Stock used to pay the exercise price under any Award, (v) shares of Common Stock used to satisfy any tax withholding obligation attributable to any Award, whether such shares are withheld by the Company or tendered by the Participant, and (vi) shares of Common Stock covered by an Award to the extent the Award is settled in cash.

SECTION 7.
PAYMENT OF OPTION EXERCISE PRICE

Upon exercise of an option, Participants may pay the exercise price of an Option (i) in cash, or with a personal check, certified check, or other cash equivalent, (ii) by the surrender by the Participant to the Company of previously acquired unencumbered shares of Common Stock (through physical delivery or attestation), (iii) through the withholding of shares of Common Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement), (iv) through broker-assisted cashless exercise if such exercise complies with applicable securities laws and any insider trading policy of the Company, (v) such other form of payment as may be authorized by the Administrator, or (vi) by a combination thereof. In the event the Participant elects to pay the exercise price, in whole or in part, with previously acquired shares of Common Stock or through a net share settlement, the then-current Fair Market Value of the stock delivered or withheld shall equal the total exercise price for the shares being purchased in such manner.

The Administrator may, in its sole discretion, limit the forms of payment available to the Participant and may exercise such discretion any time prior to the termination of the Option granted to the Participant or upon any exercise of the Option by the Participant. “Previously acquired shares of Common Stock” means shares of Common Stock which the Participant owns on the date of exercise (or for such other period of time, if any, as may be required by generally accepted accounting principles or any successor principles applicable to the Company).

With respect to payment in the form of Common Stock, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, if applicable.

SECTION 8.
TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

Each Incentive Stock Option shall be evidenced by an Incentive Stock Option Agreement, which shall comply with and be subject to the following terms and conditions:

(a) Number of Shares and Exercise Price.  The Incentive Stock Option Agreement shall state the total number of shares covered by the Incentive Stock Option. Except as permitted by Code Section 424(a), or any successor provision, the exercise price per share shall not be less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date the Administrator grants the Incentive Stock Option; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the exercise price per share of an Incentive Stock Option granted to such Participant shall not be less than one hundred ten percent (110%) of the per share Fair Market Value of Common Stock on the date of the grant of the Incentive Stock Option. The Administrator shall have full authority and discretion in establishing the exercise price and shall be fully protected in so doing.

(b) Exercisability and Term of Incentive Stock Options.  The Incentive Stock Option Agreement shall state when the Incentive Stock Option becomes exercisable (i.e. “vests”). The Participant may exercise the Incentive Stock Option, in full or in part, upon or after the vesting date of such Option (or portion thereof). Notwithstanding anything in this Plan or the Agreement to the contrary, the Participant may not exercise an Incentive Stock Option after the maximum term of such Option, as such term is specified in the Incentive Stock Option Agreement. Except as permitted by Code Section 424(a), in no event shall any Incentive Stock Option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the Incentive Stock Option granted to such Participant shall be exercisable during a term of not more than five (5) years after the date on which it is granted.

The Administrator may accelerate the exercisability of any Incentive Stock Option granted hereunder which is not immediately exercisable as of the date of grant.

(c) No Rights as Shareholder.  A Participant (or the Participant’s successors) shall have no rights as a shareholder with respect to any shares covered by a Incentive Stock Option until the date of the issuance of the Common Stock subject to such Award upon exercise, as evidenced by a stock certificate or as reflected in the books and records of the Company or its designated agent (i.e., a “book entry”). Except as provided in Section 14 of the Plan, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are actually issued (as evidenced in either certificated or book entry form).

(d) Withholding.  The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of an Incentive Stock Option or a “disqualifying disposition” of shares acquired through the exercise of an Incentive Stock Option as defined in Code Section 421(b) or require the Participant to remit an amount sufficient to satisfy such withholding requirements, or any combination thereof. In the event the Participant is required under the Incentive Stock Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligation, in whole or in part, by delivering shares of Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Incentive Stock Option. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise or disqualifying disposition. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s delivery of shares or the withholding of shares for this purpose shall occur on or before the later of (i) the date the Incentive Stock Option is exercised or the date of the disqualifying disposition, as the case may be, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law.

(e) Vesting Limitation.  Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other “incentive stock option” plans of the Company or any Affiliate, including the Prior Plans, shall not exceed $100,000 (or such other amount as may be prescribed by the Code from time to time); provided, however, that if the exercisability or vesting of an Incentive Stock Option is accelerated as permitted under the provisions of the Plan and such acceleration would result in a violation of the limit imposed by this Section 8(e), such acceleration shall be of full force and effect but the number of shares of Common Stock that exceed such limit shall be treated as having been granted pursuant to a Nonqualified Stock Option; and provided, further, that the limits imposed by this Section 8(e) shall be applied to all outstanding Incentive Stock Options under the Plan and any other “incentive stock option” plans of the Company or any Affiliate in chronological order according to the dates of grant.

(f) Other Provisions.  The Incentive Stock Option Agreement authorized under this Section 8 shall contain such other provisions as the Administrator shall deem advisable. Any such Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary to ensure that such Incentive Stock Option will be considered an “incentive stock option” as defined in Code Section 422 or to conform to any change therein.

SECTION 9.
TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

Each Nonqualified Stock Option shall be evidenced by a Nonqualified Stock Option Agreement, which shall comply with and be subject to the following terms and conditions:

(a) Number of Shares and Exercise Price.  The Nonqualified Stock Option Agreement shall state the total number of shares covered by the Nonqualified Stock Option. Unless otherwise determined by the Administrator, the exercise price per share shall be one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date the Administrator grants the Nonqualified Stock Option.

(b) Term and Exercisability of Nonqualified Stock Options.  The Nonqualified Stock Option Agreement shall state when the Nonqualified Stock Option becomes exercisable (i.e. “vests”). The Participant may exercise the Nonqualified Stock Option, in full or in part, upon or after the vesting date of such Option (or portion thereof); provided, however, that the Participant may not exercise a Nonqualified Stock Option after the maximum term of such Option, as such term is specified in the Nonqualified Stock Option Agreement.

The Administrator may accelerate the exercisability of any Nonqualified Stock Option granted hereunder which is not immediately exercisable as of the date of grant.

(c) No Rights as Shareholder.  A Participant (or the Participant’s successors) shall have no rights as a shareholder with respect to any shares covered by a Nonqualified Stock Option until the date of the issuance of the Common Stock subject to such Award upon exercise, as evidenced by a stock certificate or as reflected in the books and records of the Company or its designated agent (i.e., a “book entry”). Except as provided in Section 14 of the Plan, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are actually issued (as evidenced in either certificated or book entry form).

(d) Withholding.  The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of a Nonqualified Stock Option, or require the Participant to remit an amount sufficient to satisfy such withholding requirements. In the event the Participant is required under the Nonqualified Stock Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligation, in whole or in part, by delivering shares of Common Stock or by electing to have the Company withhold shares of

Common Stock otherwise issuable to the Participant as a result of the exercise of the Nonqualified Stock Option. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s delivery of shares or the withholding of shares for this purpose shall occur on or before the later of (i) the date the Nonqualified Stock Option is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law.

(e) Other Provisions.  The Nonqualified Stock Option Agreement authorized under this Section 9 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 10.
RESTRICTED STOCK AWARDS

Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement, which shall comply with and be subject to the following terms and conditions:

(a) Number of Shares.  The Restricted Stock Award Agreement shall state the total number of shares of Common Stock covered by the Restricted Stock Award.

(b) Risks of Forfeiture.  The Restricted Stock Award Agreement shall set forth the risks of forfeiture, if any, including risks of forfeiture based on Performance Objectives, which shall apply to the shares of Common Stock covered by the Restricted Stock Award, and shall specify the manner in which such risks of forfeiture shall lapse. The Administrator may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Common Stock which are restricted as of the effective date of the modification.

(c) Issuance of Shares; Rights as Shareholder.  Except as provided below, the Company shall cause a stock certificate to be issued and shall deliver such certificate to the Participant or hold such certificate in a manner determined by the Administrator in its sole discretion; provided, however, that in lieu of a stock certificate, the Company may evidence the issuance of shares by a book entry in the records of the Company or its designated agent (if permitted by the Company’s designated agent and applicable law, as determined by the Administrator in its sole discretion). The Company shall cause a legend or notation to be placed on such certificate or book entry describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Award Agreement and providing for the cancellation and, if applicable, return of such certificate or book entry if the shares of Common Stock subject to the Restricted Stock Award are forfeited.

Until the risks of forfeiture have lapsed or the shares subject to such Restricted Stock Award have been forfeited, the Participant shall be entitled to vote the shares of Common Stock represented by such stock certificates and shall receive all dividends attributable to such shares, but the Participant shall not have any other rights as a shareholder with respect to such shares.

(d) Withholding Taxes.  The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Restricted Stock Award, or require the Participant to remit an amount sufficient to satisfy such withholding requirements. In the event the Participant is required under the Restricted Stock Award Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Common Stock received pursuant to the Restricted Stock Award on which the risks of forfeiture have lapsed. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the lapsing of the risks of forfeiture on such Restricted Stock Award. In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s delivery of shares shall occur on or before the date that the amount of tax to be withheld is determined under applicable tax law.

(e) Other Provisions.  The Restricted Stock Award Agreement authorized under this Section 10 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 11.
RESTRICTED STOCK UNIT AWARDS

Each Restricted Stock Unit Award shall be evidenced by a Restricted Stock Unit Award Agreement, which shall comply with and be subject to the following terms and conditions:

(a) Number of Shares.  The Restricted Stock Unit Award Agreement shall state the total number of shares of Common Stock covered by the Restricted Stock Unit Award.

(b) Vesting.  The Restricted Stock Unit Award Agreement shall set forth the period over which the Restricted Stock Unit Award may become vested and/or the conditions, including conditions based on Performance Objectives, to which such vesting is subject. The Administrator may, in its sole discretion, accelerate the vesting of any Restricted Stock Unit Award.

(c) Issuance of Shares; Rights as Shareholder.  The Participant shall be entitled to payment of the Restricted Stock Unit Award as the units subject to such Award vest. The Administrator may, in its sole discretion, pay Restricted Stock Units in cash, shares of Common Stock or any combination thereof. If payment is made in shares of Common Stock, the Administrator shall cause to be issued one or more stock certificates in the Participant’s name and shall deliver such certificates to the Participant in satisfaction of such units; provided, however, that in lieu of stock certificates, the Company may evidence such shares by a book entry in the records of the Company or its designated agent (if permitted by the Company’s designated agent and applicable law, as determined by the Administrator in its sole discretion). Until the units subject to the Restricted Stock Unit Award have vested, the Participant shall not be entitled to vote any shares of stock which may be acquired through the Award, shall not receive any dividends attributable to such shares, and shall not have any other rights as a shareholder with respect to such shares.

(d) Withholding Taxes.  The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Restricted Stock Unit Award, or require the Participant to remit an amount sufficient to satisfy such withholding requirements. In the event the Participant is required under the Restricted Stock Unit Award Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Common Stock received pursuant to the Restricted Stock Unit Award. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the lapsing of the risks of forfeiture on such Restricted Stock Unit Award. In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s delivery of shares for this purpose shall occur on or before the date that the amount of tax to be withheld is determined under applicable tax law.

(e) Other Provisions.  The Restricted Stock Unit Award Agreement authorized under this Section 11 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 12.
PERFORMANCE AWARDS

Each Performance Award shall be evidenced by a Performance Award Agreement, which shall comply with and be subject to the following terms and conditions:

(a) Awards.  Performance Awards may be in the form of Performance Cash Units or Performance Shares. Performance Cash Units shall consist of monetary awards which may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period. Performance Shares shall consist of shares of Common Stock or other Awards denominated in shares of Common Stock that may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period.

(b) Performance Objectives, Performance Period and Payment by the Company.  The Performance Award Agreement shall set forth:

(i)  the number of Performance Cash Units or Performance Shares subject to the Performance Award, and the dollar value of each Performance Cash Unit;

(ii)  one or more Performance Objectives established by the Administrator and the method for measuring performance;

(iii)  the Performance Period over which Performance Cash Units or Performance Shares may be earned or may become vested;

(iv)  the extent to which partial achievement of the Performance Objectives may result in a payment or vesting of the Performance Award, as determined by the Administrator; and

(v)  the date upon which payment of Performance Cash Units will be made or Performance Shares will be issued, as the case may be, and the extent to which such payment or the receipt of such Performance Shares may be deferred.

(c) Withholding Taxes.  The Company or its Affiliates shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Performance Award, or require the Participant to remit an amount sufficient to satisfy such withholding requirements. In the event the Participant is required under the Performance Award Agreement to pay the Company or its Affiliates, or make arrangements satisfactory to the Company or its Affiliates respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Common Stock received pursuant to the Performance Award. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s delivery of shares for this purpose shall occur on or before the date that the amount of tax to be withheld is determined under applicable tax law.

(d) No Rights as Shareholder.  A Participant (or the Participant’s successors) shall have no rights as a shareholder with respect to any shares covered by a Performance Shares Award until the date of the issuance of a stock certificate evidencing such shares (after such Award has vested); provided, however, that in lieu of a stock certificate, the Company may evidence such shares by a book entry in the records of the Company or its designated agent (if permitted by the Company’s designated agent and applicable law, as determined by the Administrator in its sole discretion). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued or such book entry is made, except as otherwise provided in Section 14 of the Plan.

(e) Other Provisions.  The Performance Award Agreement authorized under this Section 12 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 13.
STOCK APPRECIATION RIGHTS

Each Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Agreement, which shall comply with and be subject to the following terms and conditions:

(a) Awards.  A Stock Appreciation Right shall entitle the Participant to receive, upon exercise, cash, shares of Common Stock, or any combination thereof, having a value equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock on the date of such exercise, over (ii) a specified exercise price. The number of shares and the exercise price of the Stock Appreciation Right shall be determined by the Administrator on the date of grant. Unless otherwise determined by the Administrator, the specified exercise price shall not be less than 100% of the Fair Market Value of such shares of Common Stock on the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted independent of or in tandem with a previously or contemporaneously granted Option.

(b) Term and Exercisability.  The Stock Appreciation Right Agreement shall state when the Stock Appreciation Right becomes exercisable (i.e. “vests”). The Participant may exercise the Stock Appreciation Right, in full or in part, upon or after the vesting date of such Stock Appreciation Right (or portion thereof); provided, however, that the Participant may not exercise a Stock Appreciation Right after the maximum term of such Stock Appreciation Right, as such term is specified in the Stock Appreciation Right Agreement.

The Administrator may accelerate the exercisability of any Stock Appreciation Right granted hereunder which is not immediately exercisable as of the date of grant. If a Stock Appreciation Right is granted in tandem with an Option, the Stock Appreciation Right Agreement shall set forth the extent to which the exercise of all or a portion of the Stock Appreciation Right shall cancel a corresponding portion of the Option, and the extent to which the exercise of all or a portion of the Option shall cancel a corresponding portion of the Stock Appreciation Right.

(c) Withholding Taxes.  The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Stock Appreciation Right, or require the Participant to remit an amount sufficient to satisfy such withholding requirements. In the event the Participant is required under the Stock Appreciation Right to pay the Company or its Affiliate, or make arrangements satisfactory to the Company or its Affiliate respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligation, in whole or in part, by delivering shares of Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Stock Appreciation Right. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s delivery of shares or the withholding of shares for this purpose shall occur on or before the later of (i) the date the Stock Appreciation Right is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law.

(d) No Rights as Shareholder.  A Participant (or the Participant’s successors) shall have no rights as a shareholder with respect to any shares covered by a Stock Appreciation Right until the date of the issuance of a stock certificate evidencing such shares; provided, however, that in lieu of stock certificates, the Company may evidence such shares by a book entry in the records of the Company or its designated agent (if permitted by the Company’s designated agent and applicable law, as determined by the Administrator in its sole discretion). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued or such book entry is made (except as otherwise provided in Section 14 of the Plan).

(e) Other Provisions.  The Stock Appreciation Right Agreement authorized under this Section 13 shall contain such other provisions as the Administrator shall deem advisable, including but not limited to any restrictions on the exercise of the Stock Appreciation Right which may be necessary to comply with Rule 16b-3.

SECTION 14.
RECAPITALIZATION, EXCHANGE,
LIQUIDATION, OR CHANGE OF CONTROL

(a) In General.  In the event of an increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse split, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, other than due to conversion of the convertible securities of the Company, the Administrator may, in its sole discretion, adjust the class and number of shares of stock reserved under Section 6 of this Plan, the class and number of shares of stock covered by each outstanding Award, and, if and as applicable, the exercise price per share of each outstanding Award to reflect such change. Additional shares which may become covered by the Award pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

(b) Liquidation.  Unless otherwise provided in the Agreement evidencing an Award, in the event of a dissolution or liquidation of the Company, the Administrator may provide for one or both of the following:

(i)  the acceleration of the exercisability of any or all outstanding Options or Stock Appreciation Rights, the vesting and payment of any or all Performance Awards or Restricted Stock Unit Awards, or the lapsing of the risks of forfeiture on any or all Restricted Stock Awards; provided, however, that no such acceleration, vesting or payment shall occur if the acceleration, vesting or payment would violate the requirements of Code Section 409A; or

(ii)  the complete termination of this Plan and the cancellation of any or all Awards (or portions thereof) which have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable, in each case immediately prior to the completion of such a dissolution or liquidation.

(c) Change of Control.  Unless otherwise provided in the Agreement evidencing an Award, in the event of a Change of Control, the Administrator may provide for one or more of the following:

(i)  the acceleration of the exercisability, vesting, or lapse of the risks of forfeiture of any or all Awards (or portions thereof);

(ii)  the complete termination of this Plan and the cancellation of any or all Awards (or portions thereof)  which have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable, in each case as of the effective date of the Change of Control;

(iii)  that the entity succeeding the Company by reason of such Change of Control, or the parent of such entity, shall assume or continue any or all Awards (or portions thereof) outstanding immediately prior to the Change of Control or substitute for any or all such Awards (or portions thereof) a substantially equivalent award with respect to the securities of such successor entity, as determined in accordance with applicable laws and regulations;

(iv)  that Participants holding outstanding Awards shall become entitled to receive, with respect to each share of Common Stock subject to such Award (whether vested or unvested, as determined by the Administrator pursuant to subsection (c)(i) hereof) as of the effective date of any such Change of Control, cash in an amount equal to (1) for Participants holding Options or Stock Appreciation Rights, the excess of the Fair Market Value of such Common Stock on the date immediately preceding the effective date of such Change of Control over the exercise price per share of Options or Stock Appreciation Rights; or (2) for Participants holding Awards other than Options or Stock Appreciation Rights, the Fair Market Value of such Common Stock on the date immediately preceding the effective date of such Change of Control.

The Administrator need not take the same action with respect to all Awards (or portions thereof) or with respect to all Participants. In addition, the Administrator may restrict the rights of or the applicability of this

Section 14 to the extent necessary to comply with Section 16(b) of the Exchange Act, the Internal Revenue Code or any other applicable law or regulation. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 15.
NON-TRANSFERABILITY

Except as expressly provided in this Plan or an Agreement, no Award shall be transferable by the Participant, in whole or in part, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Award, such transfer shall be void and the Award shall terminate.

Notwithstanding anything in this Section 15 to the contrary, Non-Qualified Stock Options shall be transferable, in whole or in part, by the Participant by will or by the laws of descent and distribution. In addition, the Administrator may, in its sole discretion, permit the Participant to transfer any or all Nonqualified Stock Option to any member of the Participant’s “immediate family” as such term is defined in Rule 16a-1(e) of the Exchange Act, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to such Nonqualified Stock Option immediately prior to its transfer.

SECTION 16.
INVESTMENT PURPOSE AND SECURITIES COMPLIANCE

No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company’s counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Common Stock to Participant, the Administrator may require Participant to (a) represent that the shares of Common Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that Participant shall not dispose of the shares of Common Stock in violation of the Securities Act of 1933 or any other applicable securities laws.

As a further condition to the grant of any Option or the issuance of Common Stock to a Participant, the Participant agrees to the following:

(a)  In the event the Company advises the Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, the Participant will execute any lock-up agreement the Company and the underwriter(s) deem necessary or appropriate, in their sole discretion, in connection with such public offering.

(b)  In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of outstanding Awards so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any Award and the date on which such Award must be exercised or remove the risks of forfeiture to which the Award is subject, provided that the Company gives Participant prior written notice of such acceleration or removal, and (ii) to cancel any outstanding Awards (or portions thereof) which Participant does not exercise prior to or contemporaneously with such public offering.

(c)  In the event of a Change of Control, Participant will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Participant is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the Change of Control, and Participant will execute any documents necessary to ensure compliance with such rules.

The Company reserves the right to place a legend on any stock certificate (or a notation on any book entry shares permitted by the Administrator) issued in connection with an Award pursuant to the Plan to assure compliance with this Section 16.

The Company shall not be required to register or maintain the registration of the Plan, any Award, or any Common Stock issued or issuable pursuant to the Plan under the Securities Act of 1933 or any other applicable securities laws. If the Company is unable to obtain the authority that the Company or its counsel deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall not be liable for the failure to issue and sell Common Stock upon the exercise, vesting, or lapse of restrictions of forfeiture of an Award unless and until such authority is obtained. A Participant shall not be eligible for the grant of an Award or the issuance of Common Stock pursuant to an Award if such grant or issuance would violate any applicable securities law.

SECTION 17.
AMENDMENT OF THE PLAN

The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such suspension, termination, revision, or amendment, except as is authorized in Section 14, shall impair the terms and conditions of any Award which is outstanding on the date of such suspension, termination, revision, or amendment to the material detriment of the Participant without the consent of the Participant. Notwithstanding the foregoing, except as provided in Section 14 of this Plan, to the extent required by applicable law or regulation, the Board may not, without shareholder approval, revise or amend the Plan (i) to materially increase the number of shares subject to the Plan, (ii) to change the designation of Participants, including the class of Employees, eligible to receive Awards, (iii) to decrease the price at which Options or Stock Appreciation Rights may be granted, (iv) to cancel Options or Stock Appreciation Rights that have an exercise price in excess of the Fair Market Value of the Common Stock, (v) to materially increase the benefits accruing to Participants under the Plan, or (vi) in any manner that will cause Incentive Stock Options to fail to meet the requirements of Code Section 422.

To the extent applicable, this Plan and all Agreements shall be interpreted in accordance with the requirements of Code Sections 409A and 422 and the regulations, notices, and other guidance of general applicability issued thereunder. Furthermore, notwithstanding anything in the Plan or any Agreement to the contrary, the Board may amend the Plan or Agreement to the extent necessary or desirable to comply with such requirements without the consent of the Participant.

SECTION 18.
NO OBLIGATION TO EXERCISE OPTION;
NO EMPLOYMENT OR OTHER SERVICE RIGHTS

The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise such Option or Stock Appreciation Right. Further, the granting of an Award hereunder shall not impose upon the Company or any Affiliate any obligation to retain the Participant in its employ or service for any period.

SECTION 19.
MISCELLANEOUS

(a) Issuance of Shares.  The Company is not required to issue or remove restrictions on shares of Common Stock granted pursuant to the Plan until the Administrator determines that: (i) all conditions of the Award have been satisfied, (ii) all legal matters in connection with the issuance have been satisfied, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator may consider appropriate, in its sole discretion, to satisfy the requirements of any applicable law or regulation.

(b) Choice of Law.  The law of the state of Montana shall govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to that state’s conflict of laws rules.

(c) Severability.  In the event that any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(d) No Duty to Notify.  The Company shall have no duty or obligation to any Participant to advise such Participant as to the time and manner of exercising an Award or as to the pending termination or expiration of such Award. In addition, the Company has no duty or obligation to minimize the tax consequences of an Award to the Participant.

ANNEX E

2011 Plan Amendment

Section 6 of the 2011 Plan is hereby amended by replacing the first paragraph in its entirety as follows:

“The stock to be awarded or optioned under this Plan shall consist of authorized but unissued or reacquired shares of Common Stock. Subject to Section 14 of this Plan, the maximum aggregate number of shares of Common Stock reserved and available for Awards under the Plan is Twenty Four Million-Five Hundred Thousand (24,500,000), which shall include (i) any shares of Common Stock that, as of the Effective Date, are authorized for issuance under the Prior Plans but have not been issued and are not subject to outstanding options, and (ii) any shares of Common Stock subject to any option (or portion thereof) outstanding under the Prior Plans on the Effective Date which, for any reason, expires, is forfeited, or is terminated prior to exercise, or which is surrendered or withheld to satisfy the exercise price or any withholding obligations of such option. The maximum aggregate number of shares of Common Stock that may be issued through Incentive Stock Options shall also be Twenty Four Million-Five Hundred Thousand (24,500,000).”

Voyager Oil & Gas

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

COMPANY #

## Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card.

**INTERNET/MOBILE** – www.eproxy.com/eox
Use the Internet to vote your proxy until 12:00 p.m. (CT) on October 19, 2012.

**PHONE – 1-800-560-1965**
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on October 19, 2012.

**MAIL** – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

**If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.**

***TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.***

*Please detach here*

**The Board of Directors recommends you vote FOR the following items:**

NOTE: The proposals to be voted on may also include such other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.**

Address Change? Mark box, sign, and indicate changes below: ☐

Date ______________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

# VOYAGER OIL & GAS, INC.

## SPECIAL MEETING OF SHAREHOLDERS

**October 22, 2012**

**10 a.m. local time**

**1600 Broadway, Suite 1040**
**Denver, Colorado 80202**

**The proxy statement and proxy card are available on the Investor section of the Voyager Oil & Gas, Inc. website at http://www.emeraldoil.com**

**proxy**

**This proxy is solicited by the Board of Directors for use at the Special Meeting on October 22, 2012.**

The shares of stock you hold in your account will be voted as you specify on the reverse side.

**If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3, 4 and 5.**

By signing the proxy, you revoke all prior proxies and appoint Mitchell Thompson, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments and postponements.

*See reverse for voting instructions.*